EXHIBIT 99.4
     Item 15. Exhibits and Financial Statement Schedules
CONSOLIDATED FINANCIAL STATEMENTS
     Financial Statements of AMB Japan Fund I, L.P. are not included because no adjustments or updates are needed to the information presented in our annual report on Form 10-K/A for the year ended December 31, 2006, which was filed on October 26, 2007.

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of AMB Property, L.P:
We have completed integrated audits of AMB Property, L.P.’s consolidated financial statements and of its internal control over financial reporting as of December 31, 2006 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements and financial statement schedule
In our opinion, the consolidated financial statements listed in the index appearing in Exhibit 99.4 present fairly, in all material respects, the financial position of AMB Property, L.P. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing in Exhibit 99.4 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Operating Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 12 to the consolidated financial statements, the Operating Partnership adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.
Internal control over financial reporting
Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A in the 2006 Annual Report on Form 10-K, that the Operating Partnership maintained effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Operating Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Operating Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Operating Partnership’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2007, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations and the change in the presentation of segment information as discussed in Notes 17 and 16, respectively, as to which the date is November 14, 2007

AMB PROPERTY, L.P.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and 2005

	December 31,	December 31,
	2006	2005
	(Dollars in thousands, except unit amounts)
ASSETS
Investments in real estate:
Land	$1,351,123	$1,527,072
Buildings and improvements	4,038,474	4,273,716
Construction in progress	1,186,136	997,506

Total investments in properties	6,575,733	6,798,294
Accumulated depreciation and amortization	(789,693)	(697,388)

Net investments in properties	5,786,040	6,100,906
Investments in unconsolidated joint ventures	274,381	118,653
Properties held for contribution, net	154,036	32,755
Properties held for divestiture, net	20,916	17,936

Net investments in real estate	6,235,373	6,270,250
Cash and cash equivalents	174,763	232,881
Restricted cash	21,115	34,352
Mortgages receivable	18,747	21,621
Accounts receivable, net of allowance for doubtful accounts of $6,361 and $6,302, respectively	133,998	178,682
Deferred financing costs, net	20,394	25,026
Other assets	109,122	39,927

Total assets	$6,713,512	$6,802,739

LIABILITIES AND PARTNERS’ CAPITAL
Debt:
Secured debt	$1,395,354	$1,912,526
Unsecured senior debt securities	1,101,874	975,000
Unsecured credit facilities	852,033	490,072
Other debt	88,154	23,963

Total debt	3,437,415	3,401,561
Security deposits	36,106	47,055
Distributions payable	48,967	46,382
Accounts payable and other liabilities	186,807	170,307

Total liabilities	3,709,295	3,665,305
Commitments and contingencies (Note 14)
Minority interests:
Joint venture partners	555,201	853,643
Preferred unitholders	129,764	203,513

Total minority interests	684,965	1,057,156
Partners’ capital:
General partner, 89,433,024 and 85,585,494 units outstanding, respectively; 2,000,000 Series L preferred units issued and outstanding with a $50,000 liquidation preference, 2,300,000 Series M preferred units issued and outstanding with a $57,500 liquidation preference, 3,000,000 Series O preferred units issued and outstanding with a $75,000 liquidation preference, and 2,000,000 and 0 units, respectively, Series P preferred units issued and outstanding with a $50,000 liquidation preference	2,166,657	1,916,299
Limited partners, 3,450,343 and 4,250,977 units, respectively; 800,000 Series J preferred units with a $40,000 liquidation preference, 800,000 Series K preferred units with a $40,000 liquidation preference	152,595	163,979

Total partners’ capital	2,319,252	2,080,278

Total liabilities and partners’ capital	$6,713,512	$6,802,739

The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Rental revenues	$672,621	$606,888	$553,792
Private capital income	46,102	43,942	12,895

Total revenues	718,723	650,830	566,687
COSTS AND EXPENSES
Property operating expenses	(100,167)	(77,877)	(80,226)
Real estate taxes	(74,399)	(79,965)	(62,598)
Depreciation and amortization	(176,468)	(160,276)	(135,412)
Impairment losses	(6,312)	—	—
General and administrative	(104,262)	(71,564)	(57,181)
Other expenses	(2,620)	(5,038)	(2,554)
Fund costs	(2,091)	(1,482)	(1,741)

Total costs and expenses	(466,319)	(396,202)	(339,712)

OTHER INCOME AND EXPENSES
Equity in earnings of unconsolidated joint ventures, net	23,240	10,770	3,781
Other income	9,423	5,593	4,700
Gains from dispositions of real estate interests	—	19,099	5,219
Development profits, net of taxes	106,389	54,811	8,528
Interest expense, including amortization	(166,222)	(147,653)	(141,955)

Total other income and expenses, net	(27,170)	(57,380)	(119,727)

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	225,234	197,248	107,248

Minority interests’ share of income:
Joint venture partners’ share of income before minority interests and discontinued operations	(37,975)	(36,401)	(29,360)
Joint venture partners’ share of development profits	(665)	(11,230)	(523)
Preferred unitholders	(10,917)	(15,228)	(13,903)

Total minority interests’ share of income	(49,557)	(62,859)	(43,786)

Income from continuing operations before cumulative effect of change in accounting principle	175,677	134,389	63,462

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	19,322	22,546	30,338
Gains from dispositions of real estate, net of minority interests	44,683	120,814	44,716

Total discontinued operations	64,005	143,360	75,054

Net income before cumulative effect of change in accounting principle	239,682	277,749	138,516
Cumulative effect of change in accounting principle	193	—	—

Net income	239,875	277,749	138,516
Series L, M, O and P preferred unit distributions	(13,582)	(7,388)	(7,131)
Series J and K preferred unit distributions	(6,360)	(6,360)	(6,360)
Preferred unit redemption issuance costs	(1,070)	—	—

Net income available to common unitholders	$218,863	$264,001	$125,025

Income available to common unitholders attributable to:
General partner	$209,420	$250,419	$118,340
Limited partners	9,443	13,582	6,685

Net income available to common unitholders	$218,863	$264,001	$125,025

Basic income per common unit
Income from continuing operations (includes preferred unit distributions and preferred unit redemption issuance costs)	$1.68	$1.36	$0.58
Discontinued operations	0.70	1.62	0.86
Cumulative effect of change in accounting principle	—	—	—

Net income available to common unitholders	$2.38	$2.98	$1.44

Diluted income per common unit
Income from continuing operations (includes preferred unit distributions and preferred unit redemption issuance costs)	$1.62	$1.30	$0.56
Discontinued operations	0.67	1.55	0.83
Cumulative effect of change in accounting principle	—	—	—

Net income available to common unitholders	$2.29	$2.85	$1.39

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	92,047,678	88,684,262	86,885,250

Diluted	95,444,072	92,508,725	90,120,250

The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
For the Years ended December 31, 2006, 2005 and 2004
(dollars in thousands)

	General Partner				Limited Partners
	Preferred Units		Common Units		Preferred Units		Common Units
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Total
			(Dollars in thousands, except unit amounts)
Balance as of December 31, 2003	4,300,000	$103,373	81,563,502	$1,553,764	1,600,000	$77,815	4,618,242	$87,667	$1,822,619
Comprehensive income:
Net income	—	7,131	—	118,340	—	6,360	—	6,685
Unrealized gain on securities	—	—	—	(2,058)	—	—	—	—
Currency translation adjustment	—	—	—	(438)	—	—	—	—
Total comprehensive income									136,020
Deferred compensation amortization and issuance of common limited partnership units in connection with the issuance of restricted stock	—	—	204,556	10,444	—	—	—	—	10,444
Issuance of common limited partnership units in connection with the exercise of stock options	—	—	1,233,485	27,721	—	—	—	—	27,721
Conversion of operating partnership units to common stock	—	—	17,686	618	—	—	(17,686)	(334)	284
Forfeiture of common limited partnership units in connection with the forfeiture of restricted stock	—	—	—	(646)	—	—	—	—	(646)
Reallocation of interests	—	—	—	1,038	—	—	—	644	1,682
Issuance costs	—	(169)	—	—	—	—	—	—	(169)
Distributions	—	(7,131)	—	(140,847)	—	(6,360)	—	(8,075)	(162,413)

Balance as of December 31, 2004	4,300,000	103,204	83,019,229	1,567,936	1,600,000	77,815	4,600,556	86,587	1,835,542
Comprehensive income:
Net income	—	7,388	—	250,419	—	6,360	—	13,582
Unrealized loss on securities and derivatives	—	—	—	421	—	—	—	—
Currency translation adjustment	—	—	—	(1,846)	—	—	—	—
Total comprehensive income									276,324
Contributions	3,000,000	72,344	—	—	—	—	—	—	72,344
Deferred compensation amortization and issuance of common limited partnership units in connection with the issuance of restricted stock	—	—	183,216	12,296	—	—	—	—	12,296
Issuance of common limited partnership units in connection with the exercise of stock options	—	—	2,033,470	48,472	—	—	—	—	48,472
Conversion of operating partnership units to common stock	—	—	349,579	15,108	—	—	(349,579)	(6,655)	8,453
Forfeiture of common limited partnership units in connection with the forfeiture of restricted stock	—	—	—	(1,869)	—	—	—	—	(1,869)
Reallocation of interests	—	—	—	(891)	—	—	—	746	(145)
Distributions	—	(7,388)	—	(149,295)	—	(6,360)	—	(8,096)	(171,139)

Balance as of December 31, 2005	7,300,000	175,548	85,585,494	1,740,751	1,600,000	77,815	4,250,977	86,164	2,080,278
Comprehensive income:
Net income	—	13,582	—	209,420	—	6,360	—	9,443
Unrealized gain on securities and derivatives	—	—	—	825	—	—	—	—
Currency translation adjustment	—	—	—	(187)	—	—	—	—
Total comprehensive income									239,443
Contributions	2,000,000	48,086	—	—	—	—	—	—	48,086
Deferred compensation amortization and issuance of common limited partnership units in connection with the issuance of restricted stock	—	—	331,911	20,736	—	—	—	—	20,736
Issuance of common limited partnership units in connection with the exercise of stock options	—	—	2,697,315	55,521	—	—	—	—	55,521
Conversion of operating partnership units to common stock	—	—	818,304	45,151	—	—	(800,634)	(15,749)	29,402
Forfeiture of common limited partnership units in connection with the forfeiture of restricted stock	—	—	—	(3,454)	—	—	—	—	(3,454)
Cumulative effect of change in accounting principle	—	—	—	(193)	—	—	—	—	(193)
Reallocation of interests	—	—	—	37,940	—	—	—	2,910	40,850
Offering costs	—	(217)	—	—	—	—	—	—	(217)
Distributions	—	(13,582)	—	(163,270)	—	(6,360)	—	(7,988)	(191,200)

Balance as of December 31, 2006	9,300,000	$223,417	89,433,024	$1,943,240	1,600,000	$77,815	3,450,343	$74,780	$2,319,252

The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$239,875	$277,749	$138,516
Adjustments to net income:
Straight-line rents and amortization of lease intangibles	(19,134)	(19,523)	(16,281)
Depreciation and amortization	176,468	160,276	135,412
Impairment losses	6,312	—	—
Stock-based compensation amortization	20,736	12,296	10,444
Equity in earnings of unconsolidated joint ventures	(23,240)	(10,770)	(3,781)
Operating distributions received from unconsolidated joint ventures	4,875	2,752	2,971
Gains from dispositions of real estate interest	—	(19,099)	(5,219)
Development profits, net of taxes	(106,389)	(54,811)	(8,528)
Debt premiums, discounts and finance cost amortization, net	8,343	4,172	310
Total minority interests’ share of net income	49,557	62,859	43,786
Discontinued operations:
Depreciation and amortization	3,509	20,028	31,938
Joint venture partners’ share of net income	(426)	8,006	12,707
Gains from dispositions of real estate, net of minority interests	(44,683)	(120,814)	(44,716)
Cumulative effect of change in accounting principle	(193)	—	—
Changes in assets and liabilities:
Accounts receivable and other assets	3,276	(42,379)	(1,154)
Accounts payable and other liabilities	16,969	15,073	944

Net cash provided by operating activities	335,855	295,815	297,349
CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash and other assets	(24,910)	1,973	(9,749)
Cash paid for property acquisitions	(451,940)	(424,087)	(415,034)
Additions to land, buildings, development costs, building improvements and lease costs	(1,033,941)	(662,561)	(581,168)
Net proceeds from divestiture of real estate	616,343	1,088,737	213,296
Additions to interests in unconsolidated joint ventures	(18,969)	(74,069)	(16,003)
Capital distributions received from unconsolidated joint ventures	34,277	17,483	47,849
Repayment/(issuance) of mortgage receivable	2,874	(7,883)	29,407
Cash transferred to unconsolidated joint venture	(4,294)	—	—

Net cash used in investing activities	(880,560)	(60,407)	(731,402)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common units	55,521	48,472	27,721
Borrowings on secured debt	610,598	386,592	420,565
Payments on secured debt	(483,138)	(327,038)	(98,178)
Borrowings on other debt	65,098	—	—
Payments on other debt	(16,281)	(649)	(600)
Borrowings on unsecured credit facilities	1,291,209	873,627	795,128
Payments on unsecured credit facilities	(944,626)	(697,464)	(747,432)
Payment of financing fees	(11,746)	(10,185)	(13,230)
Net proceeds from issuances of senior debt securities	272,079	—	99,067
Payments on senior debt securities	(150,000)	(28,940)	(21,060)
Net proceeds from issuances of preferred units	48,086	72,344	—
Issuance costs on preferred units	(217)	—	(169)
Repurchase of preferred units	(98,080)	—	—
Cash transferred to unconsolidated joint venture	—	—	(2,897)
Contributions from co-investment partners	189,110	160,544	192,956
Distributions paid to partners	(180,626)	(160,430)	(152,311)
Distributions to minority interests, including preferred units	(163,366)	(418,729)	(89,855)

Net cash provided by/(used in) financing activities	483,621	(101,856)	409,705
Net effect of exchange rate changes on cash	2,966	(10,063)	6,062
Net (decrease) increase in cash and cash equivalents	(58,118)	123,489	(18,286)
Cash and cash equivalents at beginning of period	232,881	109,392	127,678

Cash and cash equivalents at end of period	$174,763	$232,881	$109,392

Supplemental Disclosures of Cash Flow Information
Cash paid for interest, net of capitalized interest	$159,389	$174,246	$171,298
Non-cash transactions:
Acquisition of properties	$689,832	$519,106	$695,169
Assumption of secured debt	(134,651)	(74,173)	(210,233)
Assumption of other assets and liabilities	(17,931)	(5,994)	(59,970)
Acquisition capital	(20,061)	(13,979)	(8,097)
Minority interests’ contributions, including units issued	(65,249)	(873)	(1,835)

Net cash paid for acquisitions	$451,940	$424,087	$415,034

Preferred unit redemption issuance costs	$1,070	$—	$—
Contribution of properties to unconsolidated joint ventures, net	$161,967	$27,282	$9,467
Deconsolidation of AMB Institutional Alliance Fund III, L P ,	$93,876	$—	$—
The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
1. Organization and Formation of the Company
     AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), commenced operations shortly before the consummation of the initial public offering of AMB Property Corporation, a Maryland corporation (the “Company”), on November 26, 1997. The Company elected to be taxed as a real estate investment trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986 as amended (the “Code”), commencing with its taxable year ended December 31, 1997, and believes its current organization and method of operation will enable it to maintain its status as a REIT. The Operating Partnership, is engaged in the acquisition, development and operation of industrial properties in key distribution markets throughout North America, Europe and Asia. The Operating Partnership uses the terms “industrial properties” or “industrial buildings” to describe various types of industrial properties in its portfolio and uses these terms interchangeably with the following: logistics facilities, centers or warehouses; distribution facilities, centers or warehouses; High Throughput Distribution® (HTD®) facilities; or any combination of these terms. The Operating Partnership uses the term “owned and managed” to describe assets in which it has at least a 10% ownership interest, for which it is the property or asset manager, and which it intends to hold for the long-term. Unless the context otherwise requires, the “Company” means AMB Property Corporation, the Operating Partnership and their other controlled subsidiaries and the “Operating Partnership” means AMB Property, L.P. and its other controlled subsidiaries.
     As of December 31, 2006, the Company owned an approximate 95.0% general partnership interest in the Operating Partnership, excluding preferred units. The remaining approximate 5.0% common limited partnership interests are owned by non-affiliated investors and certain current and former directors and officers of the Company. As the sole general partner of the Operating Partnership, the Company has full, exclusive and complete responsibility and discretion in the day-to-day management and control of the Operating Partnership. Net operating results of the Operating Partnership are allocated after preferred unit distributions based on the respective partners’ ownership interests. Certain properties are owned by the Company through limited partnerships, limited liability companies and other entities. The ownership of such properties through such entities does not materially affect the Operating Partnership’s overall ownership interests in the properties.
     The Operating Partnership enters into co-investment joint ventures with institutional investors. These co-investment joint ventures provide the Operating Partnership with an additional source of capital and income. As of December 31, 2006, the Operating Partnership had investments in five consolidated and four unconsolidated co-investment joint ventures. Effective October 1, 2006, the Operating Partnership deconsolidated AMB Institutional Alliance Fund III, L.P., an open-ended co-investment partnership formed in 2004 with institutional investors, on a prospective basis, due to the re-evaluation of the Operating Partnership’s accounting for its investment in the fund in light of changes to the partnership agreement regarding the general partner’s rights effective October 1, 2006.
     Any references to the number of buildings, square footage, customers and occupancy in the financial statement footnotes are unaudited.
     AMB Capital Partners, LLC, a Delaware limited liability company (“AMB Capital Partners”), provides real estate investment services to clients on a fee basis. Headlands Realty Corporation, a Maryland corporation, conducts a variety of businesses that include development projects available for sale or contribution to third parties and incremental income programs. IMD Holding Corporation, a Delaware corporation, conducts a variety of businesses that also includes development projects available for sale or contribution to third parties. AMB Capital Partners, Headlands Realty Corporation and IMD Holding Corporation are wholly-owned direct or indirect subsidiaries of the Operating Partnership.
     As of December 31, 2006, the Operating Partnership owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 124.7 million rentable square feet (11.6 million square meters) and 1,108 buildings in 39 markets within twelve countries. Additionally, as of December 31, 2006, the Operating Partnership managed, but did not have a significant ownership interest in, industrial and other properties, totaling approximately 1.5 million rentable square feet. The Operating Partnership’s investment strategy generally targets customers whose business is tied to global trade, which according to the World Trade Organization, has grown more than three times the world domestic product growth rate during the last 20 years. To serve the facility needs of these customers, the Operating Partnership seeks to invest in major distribution markets, transportation hubs and gateways, that generally are tied to global trade, both in the U.S. and internationally.
     Of the approximately 124.7 million rentable square feet as of December 31, 2006:
•	on an owned and managed basis, which include investments held on a consolidated basis or through unconsolidated joint ventures, the Operating Partnership owned or partially owned 964 industrial buildings, principally warehouse distribution buildings, encompassing approximately 100.7 million rentable square feet that were 96.1% leased;

•	on an owned and managed basis, which include investments held on an unconsolidated basis or through unconsolidated joint ventures, the Operating Partnership had investments in 45 industrial development projects which are expected to total approximately 13.7 million rentable square feet upon completion;

•	on a consolidated basis, the Operating Partnership owned nine development projects, totaling approximately 2.7 million rentable square feet that are available for sale or contribution; and

•	through other non-managed unconsolidated joint ventures, the Operating Partnership had investments in 46 industrial operating properties, totaling approximately 7.4 million rentable square feet, and one industrial operating property, totaling approximately 0.2 million square feet which is available for sale or contribution.
2. Summary of Significant Accounting Policies
     Basis of Presentation. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Operating Partnership, its wholly-owned taxable REIT subsidiaries and the joint ventures, in which the Operating Partnership has a controlling interest. Third-party equity interests in the joint ventures are reflected as minority interests in the consolidated financial statements. The Operating Partnership also has non-controlling partnership interests in unconsolidated real estate joint ventures, which are accounted for under the equity method. All significant intercompany amounts have been eliminated.
     Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Reclassifications. Certain items in the consolidated financial statements for prior periods have been reclassified to conform to current classifications.
     Investments in Real Estate. Investments in real estate and leasehold interests are stated at cost unless circumstances indicate that cost cannot be recovered, in which case, the carrying value of the property is reduced to estimated fair value. The Operating Partnership also regularly reviews the impact of above or below-market leases, in-place leases and lease origination costs for all new acquisitions, and records an intangible asset or liability accordingly. Carrying values for financial reporting purposes are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges) are less than the carrying value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on assumptions regarding current and future economics and market conditions and the availability of capital. If impairment analysis assumptions change, then an adjustment to the carrying value of the Operating Partnership’s long-lived assets could occur in the future period in which the assumptions change. To the extent that a property is impaired, the excess of the carrying amount of the property over its estimated fair value is charged to earnings. As a result of leasing activity and the economic environment, the Operating Partnership re-evaluated the carrying value of its investments and recorded impairment charges of $6.3 million during the year ended December 31, 2006 on certain of its investments.
     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the real estate investments. Investments that are located on-tarmac, which is land owned by federal, state or local airport authorities, and subject to ground leases are depreciated over the lesser of 40 years or the contractual term of the underlying ground lease. The estimated lives and components of depreciation and amortization expense for the years ended December 31 are as follows (dollars in thousands):

Depreciation and Amortization Expense	Estimated Lives	2006	2005	2004
Building costs	5-40 years	$81,565	$85,192	$68,329
Building costs on ground leases	5-40 years	19,173	16,631	31,268
Buildings and improvements:
Roof/HVAC/parking lots	5-40 years	10,016	6,928	6,072
Plumbing/signage	7-25 years	2,469	2,111	1,704
Painting and other	5-40 years	11,479	15,035	13,516
Tenant improvements	Over initial lease term	19,901	21,635	20,246
Lease commissions	Over initial lease term	19,990	21,095	19,655

Total real estate depreciation and amortization		164,593	168,627	160,790
Other depreciation and amortization	Various	15,384	11,677	6,560
Discontinued operations’ depreciation	Various	(3,509)	(20,028)	(31,938)

Total depreciation and amortization from continuing operations		$176,468	$160,276	$135,412

     The cost of buildings and improvements includes the purchase price of the property or interest in property, including legal fees and acquisition costs. Project costs directly associated with the development and construction of a real estate project, which include interest and property taxes, are capitalized as construction in progress. Capitalized interest related to construction projects for the years ended December 31, 2006, 2005 and 2004 was $42.9 million, $29.5 million and $18.7 million, respectively.
     Expenditures for maintenance and repairs are charged to operations as incurred. Maintenance expenditures include painting and repair costs. The Operating Partnership expenses costs as incurred and does not accrue in advance of planned major maintenance activities. Significant renovations or betterments that extend the economic useful life of assets are capitalized and include parking lot, HVAC and roof replacement costs.
     Investments in Consolidated and Unconsolidated Joint Ventures. Minority interests represent the limited partnership interests in AMB Property II, L.P. and interests held by certain third parties in several real estate joint ventures, which own properties aggregating approximately 36.1 million square feet, which are consolidated for financial reporting purposes. Such investments are consolidated because the Operating Partnership exercises significant control over major operating decisions such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.
     The Operating Partnership holds interests in both consolidated and unconsolidated joint ventures. The Operating Partnership determines consolidation based on standards set forth in EITF 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights or FASB Interpretation No. 46R, Consolidation of Variable Interest Entities “FIN 46”. Based on the guidance set forth in EITF 04-5, the Operating Partnership consolidates certain joint venture investments because it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. For joint ventures that are variable interest entities as defined under FIN 46 where the Operating Partnership is not the primary beneficiary, it does not consolidate the joint venture for financial reporting purposes. For joint ventures under EITF 04-5, where the Operating Partnership does not exercise significant control over major operating and management decisions, but where it exercises significant influence, the Operating Partnership uses the equity method of accounting and does not consolidate the joint venture for financial reporting purposes.
     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 was effective beginning in the third quarter of 2003; however, the FASB deferred the implementation of SFAS 150 as it applied to certain minority interests in finite-lived entities indefinitely. The disclosure requirements for certain minority interests in finite-lived entities still apply. The Operating Partnership adopted the requirements of SFAS 150 in the third quarter of 2003, and, considering the aforementioned deferral, there was no impact on the Operating Partnership’s financial position, results of operations or cash flows. However, the minority interests associated with certain of the Operating Partnership’s consolidated joint ventures, that have finite lives under the terms of the partnership agreements represent mandatorily redeemable interests as defined in SFAS 150. As of December 31, 2006 and 2005, the aggregate book value of these minority interests in the accompanying consolidated balance sheet was $555.2 million and $853.6 million, respectively, and the Operating Partnership believes that the aggregate settlement value of these interests was approximately $1.0 billion and $1.2 billion, respectively. This amount is based on the estimated liquidation values of the assets and liabilities and the resulting proceeds that the Operating Partnership would distribute to its joint venture partners upon dissolution, as required under the terms of the respective partnership agreements. Subsequent changes to the estimated fair values of the assets and liabilities of the consolidated joint ventures will affect the Operating Partnership’s estimate of the aggregate settlement value. The partnership agreements do not limit the amount that the minority partners would be entitled to in the event of liquidation of the assets and liabilities and dissolution of the respective partnerships.
     Cash and Cash Equivalents. Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less.
     Restricted Cash. Restricted cash includes cash held in escrow in connection with property purchases, Section 1031 exchange accounts and debt or real estate tax payments.
     Mortgages and Loans Receivable. Through a wholly-owned subsidiary, the Operating Partnership holds a mortgage loan receivable of $12.7 million on AMB Pier One, LLC, an unconsolidated joint venture. The Operating Partnership also holds a loan receivable of $6.1 million on G. Accion, an unconsolidated investment. The book value of the mortgages approximates fair value.
     Accounts Receivable. Accounts receivable includes all current accounts receivable, net of allowances, other accruals and deferred rent receivable of $64.6 million and $66.7 million as of December 31, 2006 and 2005, respectively. The Operating Partnership regularly reviews the credit worthiness of its customers and adjusts its allowance for doubtful accounts, straight-line rent receivable balance and tenant improvement and leasing costs amortization accordingly.
     Concentration of Credit Risk. Other real estate companies compete with the Operating Partnership in its real estate markets. This results in competition for customers to occupy space. The existence of competing properties could have a material impact on the Operating Partnership’s ability to lease space and on the amount of rent received. As of December 31, 2006, the Operating Partnership does not have any material concentration of credit risk due to the diversification of its customers.
     Deferred Financing Costs. Costs incurred in connection with financings are capitalized and amortized to interest expense using the straight-line method over the term of the related loan. As of December 31, 2006 and 2005, deferred financing costs were $20.4 million and $25.0 million, respectively, net of accumulated amortization.
     Goodwill and Intangible Assets. The Operating Partnership has classified as goodwill the cost in excess of fair value of the net assets of companies acquired in purchase transactions. As prescribed in Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets”, (SFAS 142) goodwill and certain indefinite lived intangible assets, including excess reorganization value and certain trademarks, are no longer amortized, but are subject to at least annual impairment testing. The Operating Partnership tests annually (or more often, if necessary) for impairment under SFAS No. 142. The Operating Partnership determined that there was no impairment to goodwill and intangible assets during the year ended December 31, 2006.
     Financial Instruments. SFAS No. 133, Accounting for Derivative Instruments and for Hedging Activities, provides comprehensive guidelines for the recognition and measurement of derivatives and hedging activities and, specifically, requires all derivatives to be recorded on the balance sheet at fair value as an asset or liability, with an offset to accumulated other comprehensive income or loss. For revenues or expenses denominated in nonfunctional currencies, the Operating Partnership may use derivative financial instruments to manage foreign currency exchange rate risk. The Operating Partnership’s derivative financial instruments in effect at December 31, 2006 were three interest rate swaps hedging cash flows of our variable rate borrowings based on U.S. Libor (USD) and Euribor (Europe). Adjustments to the fair value of these instruments for the year ended December 31, 2006 resulted in a gain of $0.6 million. This gain is included in other assets in the consolidated balance sheet and accumulated other comprehensive loss in the consolidated statements of partners’ capital.
     Debt. The Operating Partnership’s debt includes both fixed and variable rate secured debt, unsecured fixed rate debt, unsecured variable rate debt and credit facilities. Based on borrowing rates available to the Operating Partnership at December 31, 2006, the book value and the estimated fair value of the total debt (both secured and unsecured) was $3.4 billion and $3.5 billion, respectively. The carrying value of the variable rate debt approximates fair value.
     Debt Premiums. Debt premiums represent the excess of the fair value of debt over the principal value of debt assumed in connection with the Company’s initial public offering and subsequent property acquisitions. The debt premiums are being amortized as an offset to interest expense over the term of the related debt instrument using the straight-line method. As of December 31, 2006 and 2005, the net unamortized debt premium was $6.3 million and $12.0 million, respectively, and are included as a component of secured debt on the accompanying consolidated balance sheets.
     Rental Revenues and Allowance for Doubtful Accounts. The Operating Partnership, as a lessor, retains substantially all of the benefits and risks of ownership of the properties and accounts for its leases as operating leases. Rental income is recognized on a straight-line basis over the term of the leases. Reimbursements from customers for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenses are incurred. The Operating Partnership also records lease termination fees when a customer terminates its lease by executing a definitive termination agreement with the Operating Partnership, vacates the premises and the payment of the termination fee is not subject to any conditions that must be met before the fee is due to the Operating Partnership. In addition, the Operating Partnership nets its allowance for doubtful accounts against rental income for financial reporting purposes. Such amounts totaled $2.9 million, $3.2 million and $1.8 million for the years ended December 31, 2006, 2005 and 2004, respectively.
     Private Capital Income. Private capital income consists primarily of acquisition and development fees, asset management fees and priority distributions earned by AMB Capital Partners from joint ventures and clients. Private capital income also includes promoted interests and incentive distributions from the Operating Partnership’s co-investment joint ventures. The Operating Partnership received incentive distributions of $22.5 million, of which $19.8 million was from AMB Partners II, L.P., and $26.4 million for the sale of AMB Institutional Alliance Fund I, L.P., respectively, during the years ended December 31, 2006 and 2005.
     Other Income. Other income consists primarily of interest income from mortgages receivable and on cash and cash equivalents.
     Development Profits, Net of Taxes. When the Operating Partnership disposes of its real estate entities’ interests, gains reported from the sale of these interests represent either: (i) the sale of partial interests in consolidated co-investment joint ventures to third-party investors for cash or (ii) the sale of partial interests in properties to unconsolidated co-investment joint ventures with third-party investors for cash.
     Gains from Dispositions of Real Estate. Gains and losses are recognized using the full accrual method. Gains related to transactions which do not meet the requirements of the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met.
     Discontinued Operations. The Operating Partnership reported real estate dispositions as discontinued operations separately as prescribed under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The Operating Partnership separately reports as discontinued operations the historical operating results attributable to operating properties sold and held for disposition and the applicable gain or loss on the disposition of the properties, which is included in gains from dispositions of real estate, net of minority interests, in the statement of operations. The consolidated statements of operations for prior periods are also adjusted to conform with this classification. There is no impact on the Operating Partnership’s previously reported consolidated financial position, net income or cash flows.
     International Operations. The U.S. dollar is the functional currency for the Operating Partnership’s subsidiaries operating in the United States and Mexico. The functional currency for the Operating Partnership’s subsidiaries operating outside the United States is generally the local currency of the country in which the entity is located, mitigating the effect of currency exchange gains and losses. The Operating Partnership’s subsidiaries whose functional currency is not the U.S. dollar translate their financial statements into U.S. dollars. Assets and liabilities are translated at the exchange rate in effect as of the financial statement date. The Operating Partnership translates income statement accounts using the average exchange rate for the period and significant nonrecurring transactions using the rate on the transaction date. For the years ended December 31, 2006, 2005 and 2004, losses resulting from the translation were $0.2 million, $1.8 million and $0.4 million, respectively. These losses are included in accumulated other comprehensive income (loss) as a separate component of partners’ capital.
     The Operating Partnership’s international subsidiaries may have transactions denominated in currencies other than their functional currency. In these instances, non-monetary assets and liabilities are reflected at the historical exchange rate, monetary assets and liabilities are remeasured at the exchange rate in effect at the end of the period and income statement accounts are remeasured at the average exchange rate for the period. Gains from remeasurement were $0.8 million, $0.6 million and $0.5 million for the years ended 2006, 2005 and 2004, respectively. These gains are included in the consolidated statements of operations.

     The Operating Partnership also records gains or losses in the income statement when a transaction with a third party, denominated in a currency other than the entity’s functional currency, is settled and the functional currency cash flows realized are more or less than expected based upon the exchange rate in effect when the transaction was initiated. These gains and losses have been immaterial over the past three years.
     New Accounting Pronouncements. In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109.”, which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. This interpretation is effective for fiscal years beginning after December 15, 2006. Based on the Operating Partnership’s evaluation, which is ongoing, the Operating Partnership does not believe that FIN 48 will have a material impact on its financial position, results of operations and cash flows.
     In September 2006, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,” in order to address the SEC Staff’s concerns over registrant’s exclusive reliance on either the “iron curtain” or balance sheet approach or the “rollover” or income statement approach in quantifying financial statement misstatements.  SAB No. 108 states that registrants should use both a balance sheet and an income statement approach when quantifying and evaluating the materiality of a misstatement and contains guidance on correcting errors under the dual approach.  SAB No. 108 is effective for financial statements issued for fiscal years ending after November 15, 2006.  The adoption of SAB No. 108 did not have a material impact on the Operating Partnership’s financial position or results of operations.
3. Real Estate Acquisition and Development Activity
     Acquisition Activity. During the year ended December 31, 2006, on an owned and managed basis, the Operating Partnership acquired 106 industrial buildings, aggregating approximately 9.8 million square feet for a total expected investment of $834.2 million (includes acquisition costs of $814.1 million and estimated acquisition capital of $20.1 million, unaudited), of which the Operating Partnership acquired 70 buildings through one of its unconsolidated co-investment joint ventures. During 2005, the Operating Partnership acquired 39 industrial buildings, aggregating approximately 6.4 million square feet for a total expected investment of $522.3 million (includes acquisition costs of $508.6 million and estimated acquisition capital of $13.7 million, unaudited).
     Development Starts. During the year ended December 31, 2006, the Operating Partnership initiated 30 new industrial development projects in North America, Europe and Asia with a total expected investment of $914.3 million (unaudited), aggregating approximately 10.4 million square feet. During 2005, the Operating Partnership initiated 30 new industrial development projects in North America, Europe and Asia with a total expected investment of $522.4 million (unaudited), aggregating approximately 7.0 million square feet.
     Development Completions. During the year ended December 31, 2006, the Operating Partnership completed 33 industrial projects with a total investment of $777.8 million (unaudited), aggregating 8.7 million square feet. Seven of these completed projects with a total investment of $90.5 million (unaudited) and aggregating approximately 0.9 million square feet were placed in operations, nine projects with a total investment of $430.3 million (unaudited) and aggregating approximately 3.5 million square feet were contributed to unconsolidated joint ventures, seven projects with a total investment of $57.8 million (unaudited) and aggregating approximately 1.3 million square feet were sold to third parties, and ten projects with a total investment of $199.2 million (unaudited), aggregating approximately 3.0 million square feet were available for sale or contribution as of December 31, 2006. One of these ten projects totaling $13.0 million (unaudited) and approximately 0.2 million square feet is held in an unconsolidated joint venture. During the year ended December 31, 2005, the Operating Partnership completed 15 industrial projects with a total investment of $250.7 million (unaudited), aggregating 4.3 million square feet. Eleven of these completed projects with a total investment of $137.9 million (unaudited) and aggregating approximately 2.5 million square feet were placed in operations, one approximately 0.4 million square foot project with a total investment of $20.1 million (unaudited) was contributed to an unconsolidated joint venture, two projects with a total investment of $60.9 million (unaudited) aggregating approximately 0.8 million square feet were sold to third parties, and one approximately 0.6 million square foot project with an investment of $31.8 million (unaudited) was available for sale or contribution as of December 31, 2005.
     Development Pipeline. As of December 31, 2006, the Operating Partnership had 45 industrial projects in its development pipeline, which will total approximately 13.7 million square feet, and will have an aggregate estimated investment of $1.3 billion (unaudited) upon completion. The Operating Partnership has an additional ten development projects available for sale or contribution totaling approximately 3.0 million square feet, with an aggregate estimated investment of $199.2 million (unaudited). One of these ten projects totaling $13.0 million (unaudited) and approximately 0.2 million square feet is held in an unconsolidated joint venture. As of December 31, 2006, the Operating Partnership and its joint venture partners had funded an aggregate of $814.5 million and needed to fund an estimated additional $481.0 million (unaudited) in order to complete its development pipeline. The Operating Partnership’s development pipeline currently includes projects expected to be completed through the fourth quarter of 2008. In addition, during the year ended December 31, 2006, the Operating Partnership acquired 835 acres of land for industrial warehouse development in North America and Asia for approximately $293.2 million.
4. Gains from Dispositions of Real Estate Interests, Development Sales and Discontinued Operations
     Gains from Dispositions of Real Estate Interests. On June 30, 2005, the Operating Partnership formed AMB Japan Fund I, L.P. a joint venture with 13 institutional investors, in which the Operating Partnership retained an approximate 20% interest. The 13 institutional investors have committed 49.5 billion Yen ($415.7 million U.S. dollars, using the exchange rate at December 31, 2006) for an approximate 80% equity interest. The Operating Partnership contributed $106.9 million (using exchange rate in effect at contribution) in operating properties, consisting of six industrial buildings, aggregating approximately 0.9 million square feet, to this fund. During 2005, the Operating Partnership recognized a gain of $17.8 million on the contribution, representing the portion of its interest in the contributed properties acquired by the third-party investors for cash.
     On December 31, 2004, the Operating Partnership formed AMB-SGP Mexico, LLC, a joint venture with Industrial (Mexico) JV Pte Ltd, a subsidiary of GIC Real Estate Pte. Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation, in which the Operating Partnership retained a 20% interest. During 2005, the Operating Partnership recognized a gain of $1.3 million from disposition of real estate interests, representing the additional value received from the contribution of properties to AMB-SGP Mexico, LLC.
     Development Sales. During 2006, the Operating Partnership sold five land parcels and six development projects totaling approximately 1.3 million square feet for an aggregate sale price of $86.6 million, resulting in an after-tax gain of $13.3 million. In addition, during 2006, the Operating Partnership received approximately $0.4 million in connection with the condemnation of a parcel of land resulting in a loss of $1.0 million, $0.8 million of which was the joint venture partner’s share.
     During 2005, the Operating Partnership sold five land parcels and five development projects, aggregating approximately 0.9 million square feet for an aggregate price of $155.2 million, resulting in an after-tax gain of $45.1 million. In addition, during 2005, the Operating Partnership received final proceeds of $7.8 million from a land sale that occurred in 2004.
     During 2004, the Operating Partnership sold seven land parcels and six development projects as part of our development-for-sale program, aggregating approximately 0.3 million square feet, for an aggregate price of $40.4 million, resulting in an after-tax gain of $6.5 million.
     Discontinued Operations. The Operating Partnership reports its property divestitures as discontinued operations separately as prescribed under the provisions of SFAS No. 144. Beginning in 2002, SFAS No. 144 requires the Operating Partnership to separately report as discontinued operations the historical operating results attributable to operating properties sold and held for disposition and the applicable gain or loss on the disposition of the properties, which is included in gains from dispositions of real estate, net of minority interests, in the statement of operations. Although the application of SFAS No. 144 may affect the presentation of the Operating Partnership’s results of operations for the periods that it has already reported in filings with the SEC, there will be no effect on its previously reported financial position, net income or cash flows.
     During 2006, the Operating Partnership divested itself of 39 industrial buildings, aggregating approximately 3.5 million square feet, for an aggregate price of $175.3 million, with a resulting net gain of $44.7 million.
     During 2005, the Operating Partnership divested itself of 142 industrial buildings and one retail center, aggregating approximately 9.3 million square feet, for an aggregate price of $926.6 million, with a resulting net gain of $120.8 million. Included in these divestitures is the sale of the assets of AMB Alliance Fund I for $618.5 million. The multi-investor fund owned 100 buildings totaling approximately 5.8 million square feet. The Operating Partnership received cash and a distribution of an on-tarmac property, AMB DFW Air Cargo Center I, in exchange for its 21% interest in the fund. The Operating Partnership also received a net incentive distribution of approximately $26.4 million in cash which is classified under private capital income on the consolidated statement of operations.

     During 2004, the Operating Partnership divested itself of 21 industrial buildings, two retail centers and one office building, aggregating approximately 3.1 million square feet, for an aggregate price of $200.3 million, with a resulting net gain of $44.7 million.
     Development Contributions. During 2006, the Operating Partnership contributed a total of nine completed development projects into unconsolidated co-investment joint ventures. Four projects totaling approximately 2.6 million square feet were contributed into AMB Japan Fund I, L.P, two projects totaling approximately 0.8 million square feet were contributed into AMB-SGP Mexico, LLC, and three projects totaling approximately 0.6 million square feet were contributed into AMB Institutional Alliance Fund III, L.P. In addition, one land parcel was contributed into AMB DFS Fund I, LLC.  As a result of these contributions, the Operating Partnership recognized an aggregate after-tax gain of $94.1 million, representing the portion of the Operating Partnership’s interest in the contributed property acquired by the third-party investors for cash. These gains are included in development profits, net of taxes, in the statement of operations.
     During 2005, the Operating Partnership contributed one approximately 0.4 million square foot completed development project into AMB-SGP Mexico, LLC, and recognized an after-tax gain of $1.9 million.
     During 2004, the Operating Partnership contributed one approximately 0.2 million square foot completed development project into AMB-SGP Mexico, LLC, and recognized an after-tax gain of $2.0 million.
     Properties Held for Contribution. As of December 31, 2006, the Operating Partnership held for contribution to co-investment joint ventures nine industrial projects with an aggregate net book value of $154.0 million, which, when contributed to a joint venture, will reduce the Operating Partnership’s current ownership interest from approximately 100% to an expected range of 15-50%.
     Properties Held for Divestiture. As of December 31, 2006, the Operating Partnership held for divestiture four industrial projects with an aggregate net book value of $20.9 million. These properties either are not in the Operating Partnership’s core markets or do not meet its current strategic objectives, or are included as part of its development-for-sale program. The divestitures of the properties are subject to negotiation of acceptable terms and other customary conditions. Properties held for divestiture are stated at the lower of cost or estimated fair value less costs to sell.
     The following summarizes the condensed results of operations of the properties held for divestiture and sold under SFAS No. 144 for the years ended December 31 (dollars in thousands):

	2006	2005	2004
Rental revenues	$25,593	$89,121	$124,355
Straight-line rents and amortization of lease intangibles	520	2,334	2,601
Property operating expenses	(3,885)	(13,689)	(18,845)
Real estate taxes	(2,361)	(10,219)	(15,103)
Depreciation and amortization	(3,509)	(20,028)	(31,938)
General and administrative	(13)	(85)	(113)
Other income and expenses, net	19	165	200
Interest, including amortization	2,532	(17,047)	(18,112)
Joint venture partners’ share of income	426	(8,006)	(12,707)

Income attributable to discontinued operations	$19,322	$22,546	$30,338

     As of December 31, 2006 and 2005, assets and liabilities attributable to properties held for divestiture under the provisions of SFAS No. 144 consisted of the following (dollars in thousands):

	2006	2005
Other assets	$1	$1
Accounts payable and other liabilities	$286	$1,884
5. Mortgage and Loan Receivables
     Through a wholly-owned subsidiary, the Operating Partnership holds a mortgage loan receivable on AMB Pier One, LLC, an unconsolidated joint venture. The Operating Partnership also holds a loan receivable on G.Accion, S.A. de C.V. (G.Accion), an unconsolidated equity investment. The Operating Partnership’s mortgage and loan receivables at December 31, 2006 and 2005 consisted of the following (dollars in thousands):

Mortgage and Loan Receivables	Market	Maturity	2006	2005	Rate
1. Pier 1	SF Bay Area	May 2026	$12,686	$12,821	13.0%
2. G.Accion	Mexico, Various	March 2010	6,061	8,800	10.0%
Total Mortgage and Loan Receivables			$18,747	$21,621

6. Debt
     As of December 31, 2006 and 2005, debt consisted of the following (dollars in thousands):

	2006	2005
Operating Partnership secured debt, varying interest rates from 4 3% to 10 4%, due February 1, 2007 to April 2020 (weighted average interest rate of 5 6% and 4 1% at December 31, 2006 and 2005, respectively)	$368,332	$522,459
Consolidated joint venture secured debt, varying interest rates from 2 9% to 9 4%, due March 2007 to January 2025 (weighted average interest rates of 6 5% and 6 3% at December 31, 2006 and 2005, respectively)	1,020,678	1,378,083
Unsecured senior debt securities, varying interest rates from 3 5% to 8 0%, due January 2007 to June 2018 (weighted average interest rates of 6 2% and 6 2% at December 31, 2006 and December 31, 2005, respectively, and net of unamortized discounts of $10 6 million and $12 5 million, respectively)	1,112,491	975,000
Other debt, varying interest rates from 5 1% to 7 5%, due June 2007 to November 2015 (weighted average interest rates of 6 6% and 8 2% at December 31, 2006 and December 31, 2005, respectively)	88,154	23,963
Unsecured credit facilities, variable interest rate, due February 2010 and June 2010 (weighted average interest rates of 3 1% and 2 2% at December 31, 2006 and 2005, respectively)	852,033	490,072

Total debt before unamortized net premiums (discounts)	3,441,688	3,389,577
Unamortized net premiums (discounts)	(4,273)	11,984

Total consolidated debt	$3,437,415	$3,401,561

     Secured debt generally requires monthly principal and interest payments. Some of the loans are cross-collateralized by multiple properties. The secured debt is secured by deeds of trust or mortgages on certain properties and is generally non-recourse. As of December 31, 2006 and 2005, the total gross investment book value of those properties securing the debt was $2.6 billion and $3.6 billion, respectively, including $1.9 billion and $2.5 billion, respectively, in consolidated joint ventures. As of December 31, 2006, $1.0 billion of the secured debt obligations bore interest at fixed rates with a weighted average interest rate of 6.1% while the remaining $386.1 million bore interest at variable rates (with a weighted average interest rate of 4.7%).
     As of December 31, 2006, the Operating Partnership had outstanding an aggregate of $1.1 billion in unsecured senior debt securities, which bore a weighted average interest rate of 6.2% and had an average term of 4.8 years. These unsecured senior debt securities include $300.0 million in notes issued in June 1998, $225.0 million of medium-term notes, which were issued under the Operating Partnership’s 2000 medium-term note program, $275.0 million of medium-term notes, which were issued under the Operating Partnership’s 2002 medium-term note program, $175.0 million of medium-term notes, which were issued under the Operating Partnership’s 2006 medium-term note program and approximately $112.5 million of 5.094% Notes Due 2015, which were issued to Teachers Insurance and Annuity Association of America on July 11, 2005 in a private placement, in exchange for the cancelled $100.0 million of notes that were issued in June 1998 resulting in a discount of approximately $12.5 million. The unsecured senior debt securities are subject to various covenants. Also included is a $25.0 million promissory note which matures in January 2007. Management believes that the Operating Partnership was in compliance with its financial covenants as of December 31, 2006.
     As of December 31, 2006, the Operating Partnership had $88.2 million outstanding in other debt which bore a weighted average interest rate of 6.6% and had an average term of 6.1 years. Other debt includes a $65.0 million non-recourse credit facility obtained by AMB Partners II, L.P., a subsidiary of the Operating Partnership, which had a $65.0 million balance outstanding as of December 31, 2006. The Operating Partnership also had $23.2 million outstanding in other non-recourse debt.

     On June 1, 2006, the Operating Partnership entered into a third amended and restated $550.0 million (includes Euros, Yen or U.S. Dollar denominated borrowings) unsecured revolving credit agreement that replaced its then-existing $500.0 million credit facility, which was to mature on June 1, 2007. The Company is a guarantor of the Operating Partnership’s obligations under the credit facility. The line, which matures on June 1, 2010, carries a one-year extension option and can be increased to up to $700.0 million upon certain conditions. The rate on the borrowings is generally LIBOR plus a margin, based on the Operating Partnership’s long-term debt rating, which was 42.5 basis points as of December 31, 2006, with an annual facility fee of 15 basis points. The four year credit facility includes a multi-currency component, under which up to $550.0 million can be drawn in U.S. Dollars, Euros, Yen or British Pounds Sterling. The Operating Partnership uses the credit facility principally for acquisitions, funding development activity and general working capital requirements. As of December 31, 2006, the outstanding balance on the credit facility was $303.7 million and the remaining amount available was $234.6 million, net of outstanding letters of credit of $11.7 million. The outstanding balance included borrowings denominated in Euros, which, using the exchange rate in effect on December 31, 2006, equaled approximately $303.7 million in U.S. dollars. The credit agreement contains affirmative covenants, including compliance with financial reporting requirements and maintenance of specified financial ratios, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. Management believes that the Operating Partnership was in compliance with its financial covenants under this credit agreement at December 31, 2006.
     On June 23, 2006, AMB Japan Finance Y.K., a subsidiary of the Operating Partnership and as the initial borrower, entered into an amended and restated revolving credit agreement for a 45.0 billion Yen unsecured revolving credit facility, which, using the exchange rate in effect on December 31, 2006, equaled approximately $377.9 million U.S. dollars. This replaced the 35.0 billion Yen unsecured revolving credit facility executed on June 29, 2004, as previously amended, which using the exchange rate in effect on December 31, 2006, equaled approximately $293.9 million U.S. dollars. The Company, along with the Operating Partnership, guarantees the obligations of AMB Japan Finance Y.K. under the credit facility, as well as the obligations of any other entity in which the Operating Partnership directly or indirectly owns an ownership interest and which is selected from time to time to be a borrower under and pursuant to the credit agreement. The borrowers intend to use the proceeds from the facility to fund the acquisition and development of properties and for other real estate purposes in Japan, China and South Korea. Generally, borrowers under the credit facility have the option to secure all or a portion of the borrowings under the credit facility with certain real estate assets or equity in entities holding such real estate assets. The credit facility matures in June 2010 and has a one-year extension option. The credit facility can be increased to up to 55.0 billion Yen, which, using the exchange rate in effect on December 31, 2006, equaled approximately $461.9 million U.S. dollars. The extension option is subject to the satisfaction of certain conditions and the payment of an extension fee equal to 0.15% of the outstanding commitments under the facility at that time. The rate on the borrowings is generally TIBOR plus a margin, which is based on the credit rating of the Operating Partnership’s long-term debt and was 42.5 basis points as of December 31, 2006. In addition, there is an annual facility fee, payable in quarterly amounts, which is based on the credit rating of the Operating Partnership’s long-term debt, and was 15 basis points of the outstanding commitments under the facility as of December 31, 2006. As of December 31, 2006, the outstanding balance on this credit facility, using the exchange rate in effect on December 31, 2006, was $320.9 million in U.S. dollars. The credit agreement contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. Management believes that the Operating Partnership and AMB Japan Finance Y.K. were in compliance with their financial covenants under this credit agreement at December 31, 2006.
     On June 13, 2006, the Operating Partnership and certain of its consolidated subsidiaries entered into a fourth amended and restated credit agreement for a $250.0 million unsecured revolving credit facility, which replaced the third amended and restated credit agreement for a $250.0 million unsecured credit facility. On February 16, 2006, the third amended and restated credit agreement replaced the then-existing $100.0 million unsecured revolving credit facility that was to mature in June 2008. The Company, along with the Operating Partnership, guarantees the obligations for such subsidiaries and other entities controlled by the Company or the Operating Partnership that are selected by the Operating Partnership from time to time to be borrowers under and pursuant to the credit facility. The four-year credit facility includes a multi-currency component under which up to $250.0 million can be drawn in U.S. dollars, Hong Kong dollars, Singapore dollars, Canadian dollars and Euros. The line, which matures in February 2010 and carries a one-year extension option, can be increased to up to $350.0 million upon certain conditions and the payment of an extension fee equal to 0.15% of the outstanding commitments. The rate on the borrowings is generally LIBOR plus a margin, based on the credit rating of the Operating Partnership’s senior unsecured long-term debt, which was 60 basis points as of December 31, 2006, with an annual facility fee based on the credit rating of the Operating Partnership’s senior unsecured long-term debt. The borrowers intend to use the proceeds from the facility to fund the acquisition and development of properties and general working capital requirements. As of December 31, 2006, the outstanding balance on this credit facility was approximately $227.4 million. The credit agreement contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios by the Operating Partnership, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations.

Management believes that the Operating Partnership was in compliance with its financial covenants under this credit agreement at December 31, 2006.
     As of December 31, 2006, the scheduled maturities of the Operating Partnership’s total debt, excluding unamortized secured debt premiums and discounts, were as follows (dollars in thousands):

	Operating	Consolidated	Unsecured
	Partnership	Joint Venture	Senior
	Secured	Secured	Debt	Other	Credit
	Debt	Debt	Securities	Debt	Facilities	Total
2007	$12,929	$84,815	$100,000	$16,125	$—	$213,869
2008	41,906	173,029	175,000	810	—	390,745
2009	3,536	96,833	100,000	971	—	201,340
2010	69,327	112,918	250,000	941	852,033	1,285,219
2011	3,094	228,708	75,000	1,014	—	307,816
2012	5,085	169,717	—	1,093	—	175,895
2013	38,668	55,168	175,000	65,920	—	334,756
2014	186,864	4,261	—	616	—	191,741
2015	2,174	19,001	112,491	664	—	134,330
2016	4,749	50,648	—	—	—	55,397
Thereafter	—	25,580	125,000	—	—	150,580

Total	$368,332	$1,020,678	$1,112,491	$88,154	$852,033	$3,441,688

7. Leasing Activity
     Future minimum base rental income due under non-cancelable leases with customers in effect as of December 31, 2006 was as follows (dollars in thousands):

2007	$488,738
2008	409,728
2009	335,638
2010	264,633
2011	196,729
Thereafter	352,884

Total	$2,048,350

     The schedule does not reflect future rental revenues from the renewal or replacement of existing leases and excludes property operating expense reimbursements. In addition to minimum rental payments, certain customers pay reimbursements for their pro rata share of specified operating expenses, which amounted to $143.0 million, $144.0 million and $134.1 million for the years ended December 31, 2006, 2005 and 2004, respectively. These amounts are included as rental revenue and operating expenses in the accompanying consolidated statements of operations. Some leases contain options to renew.
8. Income Taxes
     As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of its partners. Accordingly, no accounting for income taxes is required in the accompanying consolidated financial statements. The Operating Partnership may be subject to certain state, local and foreign taxes on its income and property. In addition, the Operating Partnership is required to pay federal and state income tax on its net taxable income, if any, from the activities conducted by the Operating Partnership’s taxable REIT subsidiaries. Where the Operating Partnership operates in countries other than the U.S. that do not recognize REITs under their respective tax laws, the Operating Partnership recognizes income taxes as necessary.
     The following is a reconciliation of net income available to common unitholders attributable to the general partner to taxable income available to common unitholders for the years ended December 31 (dollars in thousands):

	2006	2005	2004
Net income available to common unitholders attributable to the general partner	$209,420	$250,419	$118,340
Book depreciation and amortization	176,468	160,276	135,412
Book depreciation discontinued operations	3,509	20,028	31,938
Impairment losses	6,312	—	—
Tax depreciation and amortization	(155,467)	(152,084)	(141,368)
Book/tax difference on gain on divestitures and contributions of real estate	(108,777)	(23,104)	(7,409)
Book/tax difference in stock option expense	(50,030)	(35,513)	(15,069)
Other book/tax differences, net (1)	(3,436)	(35,348)	(14,786)

Taxable income available to common stockholders	$77,999	$184,674	$107,058

(1)	Primarily due to straight-line rent, prepaid rent, joint venture accounting and debt premium amortization timing differences.
     For income tax purposes, distributions paid to common unitholders consist of ordinary income, capital gains, non-taxable return of capital or a combination thereof. For the years ended December 31, 2006, 2005 and 2004, the Operating Partnership elected to distribute all of its taxable capital gain. The taxability of the Operating Partnership’s distributions to common unitholders is summarized below:

	2006		2005		2004
Ordinary income	$0.53	38.4%	$0.50	23.0%	$0.78	46.1%
Capital gains	0.16	11.6%	1.34	61.1%	0.37	21.9%
Unrecaptured Section 1250 gain	0.20	14.4%	0.35	15.9%	0.15	8.9%

Dividends paid or payable	0.89	64.4%	2.19	100.0%	1.30	76.9%

Return of capital	0.49	35.6%	—	0.0%	0.39	23.1%

Total distributions	$1.38	100.0%	$2.19	100.0%	$1.69	100.0%

9. Minority Interests in Consolidated Joint Ventures and Preferred Units
     Minority interests in the Operating Partnership represent the limited partnership interests in AMB Property II, L.P., a Delaware limited partnership, and interests held by certain third parties in several real estate joint ventures, aggregating approximately 36.1 million square feet, which are consolidated for financial reporting purposes. Such investments are consolidated because the Operating Partnership exercises significant rights over major operating decisions such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. These joint venture investments do not meet the variable interest entity criteria under FASB Interpretation No. 46R, Consolidation of Variable Interest Entities.
     Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III, L.P., an open-ended co-investment partnership formed in 2004 with institutional investors, on a prospective basis, due to the re-evaluation of the Operating Partnership’s accounting for its investment in the fund in light of changes to the partnership agreement regarding the general partner’s rights effective October 1, 2006.
     The Operating Partnership enters into co-investment joint ventures with institutional investors. The Operating Partnership’s co-investment joint ventures are engaged in the acquisition, ownership, operation, management and, in some cases, the renovation, expansion and development of industrial buildings in target markets in North America.
     The Operating Partnership’s consolidated co-investment joint ventures’ total investment and property debt in properties at December 31, 2006 and 2005 (dollars in thousands) were:

		Operating
		Partnership’s	Total Investment
		Ownership	in Real Estate(1)		Property Debt(2)		Other Debt
Co-investment Joint Venture	Joint Venture Partner	Percentage	2006	2005	2006	2005	2006	2005
AMB/Erie, L.P.	Erie Insurance Company and affiliates	50%	$52,942	$99,722	$20,605	$40,710	$—	$—
AMB Partners II, L.P.	City and County of San Francisco	20%	679,138	592,115	323,532	291,684	65,000	—
	Employees’ Retirement System
AMB-SGP, L.P.	Industrial JV Pte Ltd (3)	50%	444,990	436,713	235,480	239,944	—	—
AMB Institutional Alliance Fund II, L.P.	AMB Institutional Alliance REIT II, Inc. (4)	20%	519,534	507,493	243,263	245,056	—	—
AMB-AMS, L.P. (5)	PMT, SPW and TNO (6)	39%	153,563	146,007	78,904	63,143	—	—
AMB Institutional Alliance Fund III, L.P. (7)	AMB Institutional Alliance REIT III, Inc.	23%	—	749,634	—	421,290	—	—
Total			$1,850,167	$2,531,684	$901,784	$1,301,827	$65,000	$—

(1)	The Operating Partnership also had other consolidated joint ventures with total investments in real estate of $579.3 million as of December 31, 2006.

(2)	The Operating Partnership also had other consolidated joint ventures with property debt of $123.6 million as of December 31, 2006.

(3)	A subsidiary of GIC Real Estate Pte. Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation.

(4)	Comprised of 14 institutional investors as stockholders and one third-party limited partner as of December 31, 2006.

(5)	AMB-AMS, L.P. is a co-investment partnership with three Dutch pension funds.

(6)	PMT is Stichting Pensioenfonds Metaal en Techniek, SPW is Stichting Pensioenfonds voor de Woningcorporaties and TNO is Stichting Pensioenfonds TNO.

(7)	AMB Institutional Alliance Fund III, L.P., is an open-ended co-investment partnership formed in 2004 with institutional investors, which effective October 1, 2006, was deconsolidated on a prospective basis.
     The following table details the minority interests as of December 31, 2006 and 2005 (dollars in thousands):

	2006	2005
Joint venture partners	$555,201	$853,643
Held through AMB Property II, L P :
Class B Limited Partners	27,281	2,950
Series D preferred units (liquidation preference of $79,767)	77,684	77,684
Series E preferred units (repurchased in June 2006)	—	10,788
Series F preferred units (repurchased in September 2006)	—	9,900

Series H preferred units (repurchased in March 2006)	—	40,912
Series I preferred units (liquidation preference of $25,500)	24,799	24,800
Series N preferred units (repurchased in January 2006)	—	36,479

Total minority interests	$684,965	$1,057,156

     The following table distinguishes the minority interests’ share of income, including minority interests’ share of development profits, but excluding minority interests’ share of discontinued operations for the years ending December 31, 2006, 2005 and 2004 (dollars in thousands):

	2006	2005	2004
Joint venture partners	$37,975	$36,401	$29,360
Joint venture partners’ share of development profits	665	11,230	523
Held through AMB Property II, L P :
Class B common limited partnership units	815	115	102
Series D preferred units (liquidation preference of $79,767)	6,182	6,182	6,182
Series E preferred units (repurchased in June 2006)	392	854	854

Series F preferred units (repurchased in September 2006)	546	800	800
Series H preferred units (repurchased in March 2006)	815	3,413	3,413
Series I preferred units (liquidation preference of $25,500)	2,040	2,040	2,040
Series N preferred units (repurchased in January 2006)	127	1,824	512

Total minority interests’ share of net income	$49,557	$62,859	$43,786

10. Investments in Unconsolidated Joint Ventures
     The Operating Partnership’s investment in unconsolidated joint ventures at December 31, 2006 and 2005 totaled $274.4 million and $118.7 million, respectively. The Operating Partnership’s exposure to losses associated with its unconsolidated joint ventures is limited to its carrying value in these investments and guarantees of $170.5 million on loans on three of its unconsolidated joint ventures.
     The Operating Partnership’s unconsolidated joint ventures’ net equity investments at December 31, 2006 and 2005 (dollars in thousands) were:

				Operating
				Partnership’s
	Square			Ownership
Unconsolidated Joint Ventures	Feet	2006	2005	Percentage
Co-Investment Joint Ventures
AMB-SGP Mexico, LLC (1)	2,737,515	$7,601	$16,218	20%
AMB Japan Fund I, L.P. (2)	3,814,773	31,811	10,112	20%
AMB Institutional Alliance Fund III, L.P. (3)	13,963,806	136,971	—	23%
AMB DFS Fund I, LLC (4)	N/A	11,700	—	15%

Other Industrial Operating Joint Ventures	7,684,931	47,955	41,520	53%
Other Industrial Development Joint Ventures	N/A	—	6,176

Other Investment — G.Accion (5)	N/A	38,343	44,627	39%

Total Unconsolidated Joint Ventures	28,201,025	$274,381	$118,653

(1)	AMB-SGP Mexico, LLC, is a co-investment partnership formed in 2004 with Industrial (Mexico) JV Pte. Ltd., a subsidiary of GIC Real Estate Pte. Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $5.5 million of shareholder loans outstanding at December 31, 2006 between the Operating Partnership and the co-investment partnership.

(2)	AMB Japan Fund I, L.P. is a co-investment partnership formed in 2005 with institutional investors.

(3)	AMB Institutional Alliance Fund III, L.P. is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT. Prior to October 1, 2006, the Operating Partnership accounted for AMB Institutional Alliance Fund III, L.P. as a consolidated joint venture.

(4)	AMB DFS Fund I, LLC is a co-investment partnership formed in 2006 with a subsidiary of GE Real Estate to build and sell properties.

(5)	The Operating Partnership has a 39% unconsolidated equity interest in G.Accion, a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico.
     The table below presents summarized financial information of the Operating Partnership’s unconsolidated joint ventures as of and for the years ended December 31, 2006, 2005 and 2004:

									Income (loss)
	Net							Property	from	Net
	Investment	Total	Total	Total	Minority			Operating	Continuing	Income
2006	in Properties	assets	debt	liabilities	Interests	Equity	Revenues	Expenses	Operations	(loss)
Co-Investment Joint Ventures:
AMB-SGP Mexico, LLC (1)	$158,959	$172,533	$106,700	$162,963	$1,082	$8,488	$14,514	$(7,915)	$(6,796)	$(6,796)
AMB Japan Fund I, L.P. (2)	595,859	673,811	450,270	483,835	48,570	141,406	19,217	(11,289)	1,716	1,716
AMB Institutional Alliance Fund III, L.P. (3)	1,279,564	1,318,709	675,500	714,072	3,090	601,547	80,160	(42,601)	12,691	33,842
AMB DFS Fund I, LLC (4)	78,450	78,475	—	—	—	78,475	—	—	—	—

Other Industrial Operating Joint Ventures	223,679	241,085	184,423	193,394	—	47,691	37,238	(9,234)	11,529	26,139

Other Investments:
G. Accion (5)	9,536	158,733	14,881	45,380	1,610	111,743	18,294	(38,490)	(51,399)	21,532

Total Unconsolidated Joint Ventures	$2,346,047	$2,643,346	$1,431,774	$1,599,644	$54,352	$989,350	$169,423	$(109,529)	$(32,259)	$76,433

									Income (loss)
	Net							Property	from	Net
	Investment	Total	Total	Total	Minority			Operating	Continuing	Income
2005	in Properties	assets	debt	liabilities	Interests	Equity	Revenues	Expenses	Operations	(loss)
Co-Investment Joint Ventures:
AMB-SGP Mexico, LLC (1)	$105,123	$127,509	$65,351	$86,522	$81,663	$(40,676)	$9,288	$(5,182)	$(4,892)	$(4,892)
AMB Japan Fund I, L.P. (2)	121,161	161,469	73,893	106,008	10,043	45,418	6,736	(4,581)	871	871

Other Industrial Operating Joint Ventures	279,526	297,874	232,503	239,335	—	58,539	42,031	(13,766)	9,659	9,713

Other Industrial Development Joint Ventures	33,190	34,542	21,596	22,856	5,471	6,216	732	(565)	(305)	(305)

Other Investments:
G. Accion (5)	116,549	249,193	91,730	126,456	832	121,905	49,605	(60,856)	(33,977)	1,750

Total Unconsolidated Joint Ventures	$655,549	$870,587	$485,073	$581,177	$98,009	$191,402	$108,392	$(84,950)	$(28,644)	$7,137

									Income (loss)
	Net							Property	from	Net
	Investment	Total	Total	Total	Minority			Operating	Continuing	Income
2004	in Properties	assets	debt	liabilities	Interests	Equity	Revenues	Expenses	Operations	(loss)
Co-Investment Joint Ventures:
AMB-SGP Mexico, LLC (1)	$73,300	$103,223	$16,405	$46,870	$48,631	$7,722	$—	$—	$—	$—

Other Industrial Operating Joint Ventures	275,269	290,734	223,215	230,224	—	60,510	38,112	(14,144)	6,765	7,471

Other Industrial Development Joint Ventures	31,640	35,287	27,664	29,360	3,108	2,818	—	(7)	(3)	(3)

Total Unconsolidated Joint Ventures	$380,209	$429,244	$267,284	$306,454	$51,739	$71,050	$38,112	$(14,151)	$6,762	$7,468

(1)	AMB-SGP Mexico, LLC, is a co-investment partnership formed in 2004 with Industrial (Mexico) JV Pte. Ltd., a subsidiary of GIC Real Estate Pte. Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $5.5 million of shareholder loans outstanding at December 31, 2006 between the Operating Partnership and the co-investment partnership.

(2)	AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors.

(3)	AMB Institutional Alliance Fund III, L.P. is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT. Prior to October 1, 2006, the Operating Partnership accounted for AMB Institutional Alliance Fund III, L.P. as a consolidated joint venture.

(4)	AMB DFS Fund I, LLC is a co-investment partnership formed in 2006 with a subsidiary of GE Real Estate to build and sell properties.

(5)	The Operating Partnership has a 39% unconsolidated equity interest in G.Accion, a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico.
     On December 30, 2004, the Operating Partnership formed AMB-SGP Mexico, LLC, a joint venture with Industrial (Mexico) JV Pte. Ltd., a subsidiary of GIC Real Estate Pte. Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation, in which the Operating Partnership retained a 20% interest. During 2006, the Operating Partnership recognized development profits of $5.1 million from the contribution of two completed development projects for $56.4 million aggregating approximately 0.8 million square feet. During 2005, the Operating Partnership recognized a gain of $1.3 million from disposition of real estate interests, representing the additional value received from the contribution of properties to AMB-SGP Mexico, LLC during 2004. During 2005, the Operating Partnership recognized development profits of $1.9 million from the contribution of one industrial building for $23.6 million aggregating approximately 0.4 million square feet.
     On June 30, 2005, the Operating Partnership formed AMB Japan Fund I, L.P., a joint venture with 13 institutional investors, in which joint venture the Operating Partnership retained an approximate 20% interest. The 13 institutional investors have committed 49.5 billion Yen (approximately $415.7 million in U.S. dollars, using the exchange rate at December 31, 2006) for an approximate 80% equity interest. During 2006, the Operating Partnership recognized development profits of $77.9 million, representing the portion of the Operating Partnership’s interest in the contributed properties acquired by the third-party investors for cash from the contribution to the joint venture of four completed development projects for $486.2 million (using the exchange rates in effect at contribution) aggregating approximately 2.6 million square feet. During 2005, the Operating Partnership contributed to the joint venture $106.9 million (using the exchange rate in effect at contribution) in operating properties, consisting of six industrial buildings, aggregating approximately 0.9 million square feet and recognized a gain of $17.6 million on the contribution, representing the portion of the Operating Partnership’s interest in the contributed property acquired by the third-party investors for cash.
     Effective October 1, 2006, the Operating Partnership deconsolidated AMB Institutional Alliance Fund III, L.P., an open-ended co-investment partnership formed in 2004 with institutional investors, on a prospective basis, due to the re-evaluation of the Operating Partnership’s accounting for its investment in the fund in light of changes to the partnership agreement regarding the general partner’s rights effective October 1, 2006. During 2006, the Operating Partnership recognized development profits of $10.3 million, representing the portion of the Operating Partnership’s interest in the contributed properties acquired by the third-party investors for cash from the contribution to the joint venture of three completed development projects for approximately $64.8 million aggregating approximately 0.6 million square feet.
     On October 17, 2006, the Operating Partnership formed AMB DFS Fund I, LLC, a merchant development joint venture with GE Real Estate (“GE”), in which joint venture the Operating Partnership retained an approximate 15% interest. The joint venture will have total investment capacity of approximately $500.0 million to pursue development-for-sale opportunities primarily in U.S. markets other than those the Operating Partnership identifies as its target markets. GE and the Operating Partnership have committed $425.0 million and $75.0 million of equity, respectively. During 2006, the Operating Partnership contributed a land parcel with a contribution value of approximately $77.5 million to this fund and recognized development profits of approximately $0.8 million on the contribution, representing the portion of its interest in the contributed land parcel acquired by the third-party investor for cash.
     Under the agreements governing the joint ventures, the Operating Partnership and the other parties to the joint ventures may be required to make additional capital contributions and, subject to certain limitations, the joint ventures may incur additional debt.
     The Operating Partnership also has a 0.1% unconsolidated equity interest (with an approximate 33% economic interest) in AMB Pier One, LLC, a joint venture related to the 2000 redevelopment of the pier which houses the Operating Partnership’s office space in the San Francisco Bay Area. The investment is not consolidated because the Operating Partnership does not exercise control over major operating decisions such as approval of budgets, selection of property managers, investment activity and changes in financing. The Operating Partnership has an option to purchase the remaining equity interest beginning January 1, 2007 and expiring December 31, 2009, based on the fair market value as stipulated in the joint venture agreement. As of December 31, 2006, the Operating Partnership also had an approximate 39% unconsolidated equity interest in G.Accion, a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico. In addition, as of December 31, 2006, a subsidiary of the Operating Partnership also had an approximate 5% interest in IAT Air Cargo Facilities Income Fund (IAT), a Canadian income trust specializing in aviation-related real estate at Canada’s leading international airports. This equity investment of approximately $2.7 million and $2.6 million, respectively, is included in other assets on the consolidated balance sheets as of December 31, 2006 and 2005.

11. Partners’ Capital
     Holders of common limited partnership units of the Operating Partnership and class B common limited partnership units of AMB Property II, L.P. have the right, commencing generally on or after the first anniversary of the holder becoming a limited partner of the Operating Partnership or AMB Property II, L.P., as applicable (or such other date agreed to by the Operating Partnership or AMB Property II, L.P. and the applicable unit holders), to require the Operating Partnership or AMB Property II, L.P., as applicable, to redeem part or all of their common units or class B common limited partnership units, as applicable, for cash (based upon the fair market value, as defined in the applicable partnership agreement, of an equivalent number of shares of common stock of the Company at the time of redemption) or the Operating Partnership or AMB Property II, L.P. may, in its respective sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in the Company’s charter), elect to have the Company exchange those common units or class B common limited partnership units, as applicable, for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events. With each redemption or exchange of the Operating Partnership’s common units, the Company’s percentage ownership in the Operating Partnership will increase. Common limited partners and class B common limited partners may exercise this redemption right from time to time, in whole or in part, subject to certain limitations. In November 2006, AMB Property II L.P., issued 1,130,835 of its class B common limited partnership units in connection with a property acquisition which resulted in a reallocation of partnership interest. During 2006, the Operating Partnership redeemed 818,304 of its common limited partnership units for an equivalent number of shares of the Company’s common stock.
     On September 21, 2006, AMB Property II, L.P., repurchased all 201,139 of its outstanding 7.95% Series F Cumulative Redeemable Preferred Limited Partnership Units from a single institutional investor for an aggregate price of $10.0 million, including accrued and unpaid distributions. In connection with this repurchase, the Company reclassified all of its 267,439 shares of 7.95% Series F Cumulative Redeemable Preferred Stock as preferred stock.
     On June 30, 2006, AMB Property II, L.P., repurchased all 220,440 of its outstanding 7.75% Series E Cumulative Redeemable Preferred Limited Partnership Units from a single institutional investor for an aggregate price of $10.9 million, including accrued and unpaid distributions. In connection with this repurchase, the Company reclassified all of its 220,440 shares of 7.795% Series E Cumulative Redeemable Preferred Stock as preferred stock.
     On March 21, 2006, AMB Property II, L.P., repurchased all 840,000 of its outstanding 8.125% Series H Cumulative Redeemable Preferred Limited Partnership Units from a single institutional investor for an aggregate price of $42.8 million, including accrued and unpaid distributions. In connection with this repurchase, the Company reclassified all of its 840,000 shares of 8.125% Series H Cumulative Redeemable Preferred Stock as preferred stock.
     As of December 31, 2006, $145.3 million in preferred units with a weighted average rate of 7.85%, issued by the Operating Partnership, were callable under the terms of the partnership agreement and $40.0 million in preferred units with a weighted average rate of 7.95% become callable in 2007.
     On August 25, 2006, the Company issued and sold 2,000,000 shares of 6.85% Series P Cumulative Redeemable Preferred Stock at $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.7125 per annum. The series P preferred stock is redeemable by the Company on or after August 25, 2011, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of approximately $48.1 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 2,000,000 6.85% Series P Cumulative Redeemable Preferred Units.
     On December 13, 2005, the Company issued and sold 3,000,000 shares of 7.00% Series O Cumulative Redeemable Preferred Stock at $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.75 per annum. The series O preferred stock is redeemable by the Company on or after December 13, 2010, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of approximately $72.3 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 3,000,000 7.00% Series O Cumulative Redeemable Preferred Units.
     On September 24, 2004, AMB Property II, L.P., a partnership in which Texas AMB I, LLC, a Delaware limited liability company and the Operating Partnership’s subsidiary, owns an approximate 1.0% partnership interest as the sole general partner and the Operating Partnership owns an approximate 92% partnership interest, excluding preferred units, issued 729,582 5.0% Series N Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit. The series N preferred units were issued to

Robert Pattillo Properties, Inc. in exchange for the contribution to AMB Property II, L.P of certain parcels of land that are located in multiple markets. Effective January 27, 2006, Robert Pattillo Properties, Inc. exercised its rights under its Put Agreement, dated September 24, 2004, with the Operating Partnership, and sold all of its series N preferred units to the Operating Partnership for an aggregate price of $36.6 million, including accrued and unpaid distributions. Also on January 27, 2006, AMB Property II, L.P. repurchased all of the series N preferred units from the Operating Partnership at an aggregate price of $36.6 million and cancelled all of the outstanding series N preferred units as of such date.
     On November 25, 2003, the Company issued and sold 2,300,000 shares of 6.75% Series M Cumulative Redeemable Preferred Stock at $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.6875 per annum. The series M preferred stock is redeemable by the Company on or after November 25, 2008, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of approximately $55.4 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 2,300,000 6.75% Series M Cumulative Redeemable Preferred Units.
     On June 23, 2003, the Company issued and sold 2,000,000 shares of 6.5% Series L Cumulative Redeemable Preferred Stock at a price of $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.625 per annum. The series L preferred stock is redeemable by the Company on or after June 23, 2008, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of approximately $48.0 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 2,000,000 6.5% Series L Cumulative Redeemable Preferred Units. The Operating Partnership used the proceeds, in addition to proceeds previously contributed to the Operating Partnership from other equity issuances, to redeem all 3,995,800 of its 8.5% Series A Cumulative Redeemable Preferred Units from the Company on July 28, 2003. The Company, in turn, used those proceeds to redeem all 3,995,800 shares of its 8.5% Series A Cumulative Redeemable Preferred Stock for $100.2 million, including all accumulated and unpaid dividends thereon, to the redemption date.
     In December 2005, the Company’s board of directors approved a new two-year common stock repurchase program for the repurchase of up to $200.0 million of its common stock. The Company did not repurchase or retire any shares of its common stock during the year ended December 31, 2006.
     As of December 31, 2006, the Operating Partnership had outstanding 89,433,024 common general partnership units; 3,450,343 common limited partnership units; 800,000 7.95% Series J Cumulative Redeemable Preferred Partnership Units; 800,000 7.95% Series K Cumulative Redeemable Preferred Partnership Units; 2,000,000 6.5% Series L Cumulative Redeemable Preferred Partnership Units; 2,300,000 6.75% Series M Cumulative Redeemable Preferred Partnership Units 3,000,000 7.00% Series O Cumulative Redeemable Preferred Partnership Units and 2,000,000 6.85% Series P Cumulative Redeemable Preferred Partnership Units.
     The following table sets forth the distributions paid per unit:

Paying Entity	Security	2006	2005	2004
AMB Property, L.P.	Common limited partnership units	$1.84	$1.76	$1.70
AMB Property, L.P.	Series J preferred units	$3.98	$3.98	$3.98
AMB Property, L.P.	Series K preferred units	$3.98	$3.98	$3.98

AMB Property II, L.P.	Class B common limited partnership units	$1.84	$1.76	$1.70
AMB Property II, L.P.	Series D preferred units	$3.88	$3.88	$3.88
AMB Property II, L.P.	Series E preferred units (1)	$1.78	$3.88	$3.88
AMB Property II, L.P.	Series F preferred units (2)	$2.72	$3.98	$3.98
AMB Property II, L.P.	Series H preferred units (3)	$0.97	$4.06	$4.06
AMB Property II, L.P.	Series I preferred units	$4.00	$4.00	$4.00
AMB Property II, L.P.	Series N preferred units (4)	$0.22	$2.50	$0.70

(1)	In June 2006, AMB Property II, L.P. repurchased all of its outstanding Series E preferred units.

(2)	In September 2006, AMB Property II, L.P. repurchased all of its outstanding Series F preferred units.

(3)	In March 2006, AMB Property II, L.P. repurchased all of its outstanding Series H preferred units.

(4)	The holder of the series N preferred units exercised its put option in January 2006 and sold all of its series N preferred units to the Operating Partnership and AMB Property II, L.P. repurchased all of such units from the Operating Partnership.
12. Stock Incentive Plan, 401(k) Plan and Deferred Compensation Plan
     Stock Incentive Plans. The Company and the Operating Partnership have stock option and incentive plans (“Stock Incentive Plans”) for the purpose of attracting and retaining eligible officers, directors and employees. When the Company issues restricted stock or stock options are exercised, the Operating Partnership issues corresponding general partnership units on a one-for-one basis. The Company has reserved for issuance 18,950,000 shares of common stock under its Stock Incentive Plans. As of December 31, 2006, the Company had 6,843,025 non-qualified options outstanding granted to certain directors, officers and employees. Each option is exchangeable for one share of the Company’s common stock. Each option’s exercise price is equal to the Company’s market price on the date of grant. The options have an original ten-year term and generally vest pro rata in annual installments over a three to five-year period from the date of grant.
     The Operating Partnership adopted SFAS No. 123R, Share Based Payment, on January 1, 2006. The Operating Partnership opted to utilize the modified prospective method of transition in adopting SFAS No. 123R. The effect of this change from applying the original expense recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, had an immaterial effect on income before minority interests and discontinued operations, income from continuing operations, net income and earnings per share. The effect of this change from applying the original provisions of SFAS No. 123 had no effect on cash flow from operating and financing activities. The Operating Partnership recorded a cumulative effect of change in accounting principle in the amount of $0.2 million as of January 1, 2006 to reflect the change in accounting for forfeitures. The Operating Partnership values stock options using the Black-Scholes option-pricing model and recognizes this value as an expense over the vesting periods. Under this standard, recognition of expense for stock options is applied to all options granted after the beginning of the year of adoption. In accordance with SFAS No. 123R, the Operating Partnership will recognize the associated expense over the three to five-year vesting periods. For the years ended December 31, 2006, 2005 and 2004, under SFAS No. 123R or SFAS No. 123, related stock option expense was $6.8 million, $4.8 million and $4.0 million, respectively. Additionally, the Operating Partnership awards restricted stock and recognizes this value as an expense over the vesting periods. During the years ended December 31, 2006, 2005 and 2004, related restricted stock compensation expense was $13.9 million, $7.5 million and $6.4 million, respectively. The expense is included in general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2006, the Operating Partnership had $5.1 million of total unrecognized compensation cost related to unvested options granted under the Stock Incentive Plans which is expected to be recognized over a weighted average period of 1 year. Results for prior periods have not been restated.
     As a result of adopting SFAS No. 123R on January 1, 2006, the Operating Partnership’s income before income taxes and net income for the year ended December 31, 2006 is $0.5 million higher than if the Operating Partnership had continued to account for share-based compensation under the original provisions of SFAS No. 123. Basic earnings per unit for the year ended December 31, 2006 would have decreased to $2.37 and diluted earnings per unit would have been the same as the reported number at $2.29, if the Operating Partnership had not adopted SFAS No. 123R.
     SFAS No. 123R requires the cash flows resulting from tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows. The Operating Partnership does not have any such excess tax benefits.
     The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model. The Operating Partnership uses historical data to estimate option exercise and employee termination within the valuation model. Expected volatilities are based on historical volatility of the Company’s stock. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The following assumptions are used for grants during the years ended December 31, 2006, 2005 and 2004, respectively: dividend yields of 3.5%, 4.5% and 4.8%; expected volatility of 17.9%, 17.5% and 18.6%; risk-free interest rates of 4.6%, 3.8% and 3.6%; and expected lives of six, seven and seven years, respectively.
     Following is a summary of the option activity for the year ended December 31, 2006 (options in thousands):

	Shares	Weighted	Options
	Under	Average	Exercisable
	Option	Exercise Price	at Year End
Outstanding as of December 31, 2003	10,286	$23.92	7,210

Granted	1,253	34.88
Exercised	(1,233)	22.45
Forfeited	(85)	29.43

Outstanding as of December 31, 2004	10,221	25.40	7,841

Granted	1,086	38.94
Exercised	(2,033)	24.24
Forfeited	(126)	35.32

Outstanding as of December 31, 2005	9,148	27.14	7,237

Granted	874	51.89
Exercised	(3,081)	24.16
Forfeited	(98)	42.18

Outstanding as of December 31, 2006	6,843	$31.42	5,404

Remaining average contractual life	6.0 years

Fair value of options granted during the year	$8.54

     The following table summarizes additional information concerning outstanding and exercisable stock options at December 31, 2006 (options in thousands):

			Weighted
			Average	Currently Exercisable
		Weighted	Remaining		Weighted
Range of	Number	Average	Contractual	Number	Average
Exercise Price	of Options	Exercise Price	Life in Years	of Options	Exercise Price
$20.19-$24.69	1,937	$22.52	3.4	1,936	$22.52
$25.06-$30.81	2,293	27.10	5.8	2,291	27.10
$30.81-$44.65	1,774	37.06	7.6	1,004	36.61
$44.65-$61.35	839	51.89	9.2	173	51.92

	6,843			5,404

     The following table summarizes additional information concerning unvested stock options at December 31, 2006 (options in thousands):

	Number	Average
Unvested Options	of Options	Exercise Price
Unvested at December 31, 2005	1,912	$27.14
Granted	874	51.89
Vested	(1,250)	36.23
Forfeited	(97)	42.15

Unvested at December 31, 2006	1,439	$43.54

     Cash received from options exercised during the years ended December 31, 2006, 2005 and 2004 was $55.5 million, $48.5 million and $27.7 million, respectively. There were no excess tax benefits realized for the tax deductions from option exercises during the years ended December 31, 2006, 2005 and 2004. The total intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 was $88.1 million, $38.1 million and $17.5 million, respectively. The total intrinsic value of options outstanding and exercisable as of December 31, 2006 was $146.4 million.

     The Company issued 450,352, 262,394 and 227,609 shares of restricted stock, respectively, to certain officers of the Company as part of the pay-for-performance pay program and in connection with employment with the Company during the years ended December 31, 2006, 2005 and 2004, respectively. The total fair value of restricted shares was $23.3 million, $10.2 million and $8.0 million, for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, 99,587 shares of restricted stock had been forfeited. The 611,549 outstanding restricted shares are subject to repurchase rights, which generally lapse over a period from three to five years.
     The following table summarizes additional information concerning unvested restricted shares at December 31, 2006 (shares in thousands):

		Weighted Average
		Grant Date
Unvested Shares	Shares	Fair Value
Unvested at December 31, 2005	548	$34.41
Granted	450	51.92
Vested	(330)	35.97
Forfeited	(56)	45.68

Unvested at December 31, 2006	612	$45.43

     As of December 31, 2006, there was $24.1 million of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the stock incentive plans. That cost is expected to be recognized over a weighted average period of 1.96 years. The total fair value of shares vested, based on the market price on the vesting date, for the years ended December 31, 2006 and 2005 was $17.4 million and $9.8 million, respectively.
     401(k) Plan. In November 1997, the Company and the Operating Partnership established a Section 401(k) Savings and Retirement Plan (the “401(k) Plan”), which is a continuation of the 401(k) Plan of the predecessor, to cover eligible employees of the Operating Partnership and any designated affiliates. During 2006 and 2005, the 401(k) Plan permitted eligible employees of the Operating Partnership to defer up to 20% of their annual compensation (as adjusted under the terms of the 401(k) Plan), subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. During 2006 and 2005, the Operating Partnership matched employee contributions under the 401(k) Plan in an amount equal to 50% of the first 6.0% of annual compensation deferred by each employee, up to a maximum match by the Operating Partnership of $6,600 and $6,300 per year, respectively, for each participating employee.
     Matching contributions made by the Operating Partnership vest fully one year after the commencement of an employee’s employment with the Operating Partnership. The Operating Partnership may also make discretionary contributions to the 401(k) Plan. In 2006, 2005 and 2004, the Company paid $0.8 million, $0.7 million and $0.5 million, respectively, for its 401(k) match. No discretionary contributions were made by the Operating Partnership to the 401(k) Plan in 2006, 2005 and 2004.
     Deferred Compensation Plans. The Company and the Operating Partnership established two non-qualified deferred compensation plans for eligible officers and directors of the Company and certain of its affiliates, which enable eligible participants to defer income from their U.S. payroll up to 100% of annual base pay, up to 100% of annual bonuses, up to 100% of their meeting fees and/or committee chairmanship fees, and up to 100% of certain equity-based compensation, as applicable, subject to restrictions, on a pre-tax basis. This deferred compensation is our unsecured obligation. The Operating Partnership may make discretionary matching contributions to participant accounts at any time. The Operating Partnership made no such discretionary matching contributions in 2006, 2005 or 2004. The participant’s elective deferrals and any matching contributions are immediately 100% vested. As of December 31, 2006 and 2005, the total fair value of compensation deferred was $70.2 million and $20.9 million, respectively.
13. Income Per Unit
     When the Company issues restricted stock or stock options are exercised, the Operating Partnership issues corresponding general partnership units on a one-for-one basis. The Operating Partnership’s only dilutive securities outstanding for the years ended December 31, 2006, 2005 and 2004 were stock options and shares of restricted stock granted under its stock incentive plans. The effect on income per unit was to increase weighted average units outstanding. Such dilution was computed using the treasury stock method. The computation of basic and diluted earnings per share (“EPS”) is presented below (dollars in thousands, except unit and per unit amounts):

	2006	2005	2004
Numerator
Income from continuing operations before cumulative effect of change in accounting principle	$175,677	$134,389	$63,462
Preferred unit distributions	(19,942)	(13,748)	(13,491)
Preferred unit issuance costs	(1,070)	—	—

Income from continuing operations before cumulative effect of change in accounting principle (after preferred unit distributions)	154,665	120,641	49,971
Total discontinued operations	64,005	143,360	75,054
Cumulative effect of change in accounting principle	193	—	—

Net income available to common unitholders	$218,863	$264,001	$125,025

Denominator
Basic	92,047,678	88,684,262	86,885,250
Stock options and restricted stock dilution (1)	3,396,394	3,824,463	3,235,000

Diluted weighted average common units	95,444,072	92,508,725	90,120,250

Basic income per common unit
Income from continuing operations (after preferred unit distributions) before cumulative effect of change in accounting principle	$1.68	$1.36	$0.58
Discontinued operations	0.70	1.62	0.86
Cumulative effect of change in accounting principle	—	—	—

Net income available to common unitholders	$2.38	$2.98	$1.44

Diluted income per common unit
Income from continuing operations (after preferred unit distributions) before cumulative effect of change in accounting principle	$1.62	$1.30	$0.56
Discontinued operations	0.67	1.55	0.83
Cumulative effect of change in accounting principle	—	—	—

Net income available to common unitholders	$2.29	$2.85	$1.39

(1)	Excludes anti-dilutive stock options of 48,196, 56,463 and 62,380, respectively, for the years ended December 31, 2006, 2005, and 2004.
14. Commitments and Contingencies
  Commitments
     Lease Commitments. The Operating Partnership holds operating ground leases on land parcels at its on-tarmac facilities, leases on office spaces for corporate use, and a leasehold interest that it holds for investment purposes. The remaining lease terms are from one to 55 years. Buildings and improvements are being amortized ratably over the lesser of the terms of the related leases or 40 years. Future minimum rental payments required under non-cancelable operating leases in effect as of December 31, 2006 were as follows (dollars in thousands):

2007	$21,636
2008	22,186
2009	21,506
2010	20,667
2011	20,668
Thereafter	272,483

Total	$379,146

     Standby Letters of Credit. As of December 31, 2006, the Operating Partnership had provided approximately $22.1 million in letters of credit, of which $11.7 million were provided under the Operating Partnership’s $550.0 million unsecured credit facility. The letters of credit were required to be issued under certain ground lease provisions, bank guarantees and other commitments.
     Guarantees. Other than parent guarantees associated with the unsecured debt, as of December 31, 2006, the Operating Partnership had outstanding guarantees in the aggregate amount of $48.2 million in connection with certain acquisitions. As of December 31, 2006, the Operating Partnership guaranteed $26.8 million and $83.2 million on outstanding loans on two of its consolidated joint ventures and two of its unconsolidated joint ventures, respectively. In addition, as of December 31, 2006, the Operating Partnership guaranteed $87.3 million on outstanding property debt related to one of its unconsolidated joint ventures.
     Performance and Surety Bonds. As of December 31, 2006, the Operating Partnership had outstanding performance and surety bonds in an aggregate amount of $11.4 million. These bonds were issued in connection with certain of its development projects and were posted to guarantee certain tax obligations and the construction of certain real property improvements and infrastructure, such as grading, sewers and streets. Performance and surety bonds are commonly required by public agencies from real estate developers. Performance and surety bonds are renewable and expire upon the payment of the taxes due or the completion of the improvements and infrastructure.
     Promoted Interests and Other Contractual Obligations. Upon the achievement of certain return thresholds and the occurrence of certain events, the Operating Partnership may be obligated to make payments to certain of joint venture partners pursuant to the terms and provisions of their contractual agreements with the Operating Partnership. From time to time in the normal course of the Operating Partnership’s business, the Operating Partnership enters into various contracts with third parties that may obligate it to make payments, pay promotes or perform other obligations upon the occurrence of certain events.
Contingencies
     Litigation. In the normal course of business, from time to time, the Operating Partnership may be involved in legal actions relating to the ownership and operations of its properties. Management does not expect that the liabilities, if any, that may ultimately result from such legal actions will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Operating Partnership.
     Environmental Matters. The Operating Partnership monitors its properties for the presence of hazardous or toxic substances. The Operating Partnership is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Operating Partnership’s business, assets or results of operations. However, there can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability would have an adverse effect on the Operating Partnership’s results of operations and cash flow. The Operating Partnership carries environmental insurance and believes that the policy terms, conditions, limits and deductibles are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and current industry practice.
     General Uninsured Losses. The Operating Partnership carries property and rental loss, liability, flood and terrorism insurance. The Operating Partnership believes that the policy terms, conditions, limits and deductibles are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and current industry practice. In addition, certain of the Operating Partnership’s properties are located in areas that are subject to earthquake activity; therefore, the Operating Partnership has obtained limited earthquake insurance on those properties. There are, however, certain types of extraordinary losses, such as those due to acts of war, that may be either uninsurable or not economically insurable. Although the Operating Partnership has obtained coverage for certain acts of terrorism, with policy specifications and insured limits that it believes are commercially reasonable, there can be no assurance that the Operating Partnership will be able to collect under such policies. Should an uninsured loss occur, the Operating Partnership could lose its investment in, and anticipated profits and cash flows from, a property.

     Various properties that the Operating Partnership owns or leases in New Orleans, Louisiana and South Florida suffered damage in 2005 as a result of Hurricanes Katrina and Wilma. Although the Operating Partnership expects that its insurance will cover losses arising from this damage in excess of the industry standard deductibles paid by the Operating Partnership, there can be no assurance the Operating Partnership will be reimbursed for all losses incurred. Management is not aware of circumstances associated with these losses that would have a material adverse effect on the Operating Partnership’s business, assets or results from operations.
     Captive Insurance Company. In December 2001, the Operating Partnership formed a wholly-owned captive insurance company, Arcata National Insurance Ltd., (Arcata), which provides insurance coverage for all or a portion of losses below the deductible under the Operating Partnership’s third-party policies. The captive insurance company is one element of the Operating Partnership’s overall risk management program. The Operating Partnership capitalized Arcata in accordance with the applicable regulatory requirements. Arcata established annual premiums based on projections derived from the past loss experience at the Operating Partnership’s properties. Annually, the Operating Partnership engages an independent third party to perform an actuarial estimate of future projected claims, related deductibles and projected expenses necessary to fund associated risk management programs. Premiums paid to Arcata may be adjusted based on this estimate. Like premiums paid to third-party insurance companies, premiums paid to Arcata may be reimbursed by customers pursuant to specific lease terms. Through this structure, the Operating Partnership believes that it has more comprehensive insurance coverage at an overall lower cost than would otherwise be available in the market.
15. Quarterly Financial Data (Unaudited)
     Selected quarterly financial results for 2006 and 2005 were as follows (dollars in thousands, except share and per share amounts):

2006	Quarter (unaudited) (1)
	March 31	June 30	September 30	December 31	Year
Total revenues	$175,168	$174,590	$181,529	$187,436	$718,723
Income before minority interests and discontinued operations cumulative effect of change in accounting principle	30,334	67,367	46,692	80,841	225,234
Total minority interests’ share of income	(12,201)	(11,248)	(14,395)	(11,713)	(49,557)
Income from continuing operations before cumulative effect of change in accounting principle	18,133	56,119	32,297	69,128	175,677
Total discontinued operations	12,043	24,419	3,929	23,614	64,005
Cumulative ffect of change in accounting principle	193	—	—	—	193

Net income	30,369	80,538	36,226	92,742	239,875
Preferred unit distributions	(4,686)	(4,685)	(5,030)	(5,541)	(19,942)
Preferred unit redemption (issuance costs)/discount	(1,097)	77	16	(66)	(1,070)

Net income available to common unitholders	$24,586	$75,930	$31,212	$87,135	$218,863

Basic income per common unit (2)
Income from continuing operations	$0.14	$0.56	$0.30	$0.68	$1.68
Discontinued operations	0.13	0.27	0.04	0.25	0.70
Cumulative effect of change in accounting principle	—	—	—	—	—

Net income available to common unitholders	$0.27	$0.83	$0.34	$0.93	$2.38

Diluted income per common unit(2)
Income from continuing operations	$0.13	$0.54	$0.29	$0.66	$1.62
Discontinued operations	0.13	0.26	0.04	0.24	0.67
Cumulative effect of change in accounting principle	—	—	—	—	—

Net income available to common unitholders	$0.26	$0.80	$0.33	$0.90	$2.29

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	90,821,246	91,702,701	92,088,600	93,671,504	92,047,678

Diluted	94,567,680	94,520,866	95,117,597	97,087,889	95,444,072

(1)	Certain reclassifications have been made to the quarterly data to conform with the annual presentation with no net effect to net income or net income available to common unitholders.

(2)	The sum of quarterly financial data may vary from the annual data due to rounding.

2005	Quarter (unaudited)(1)
	March 31	June 30	September 30	December 31	Year
Total revenues	$150,365	$152,109	$154,284	$194,072	$650,830
Income before minority interests and discontinued operations	38,446	45,198	24,261	89,343	197,248
Total minority interests’ share of income	(22,457)	(12,878)	(12,669)	(14,855)	(62,859)
Income from continuing operations	15,989	32,320	11,592	74,488	134,389
Total discontinued operations	34,891	12,215	20,485	75,769	143,360

Net income	50,880	44,535	32,077	150,257	277,749
Preferred unit distributions	(3,373)	(3,373)	(3,373)	(3,629)	(13,748)

Net income available to common unitholders	$47,507	$41,162	$28,704	$146,628	$264,001

Basic income per common unit(2)
Income from continuing operations	$0.14	$0.33	$0.09	$0.79	$1.36
Discontinued operations	0.40	0.14	0.23	0.85	1.62

Net income available to common unitholders	$0.54	$0.47	$0.32	$1.64	$2.98

Diluted income per common unit(2)
Income from continuing operations	$0.14	$0.32	$0.09	$0.76	$1.30
Discontinued operations	0.38	0.13	0.22	0.81	1.55

Net income available to common unitholders	$0.52	$0.45	$0.31	$1.57	$2.85

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	87,857,933	88,241,361	89,098,104	89,451,565	88,684,262

Diluted	91,240,898	91,795,834	93,034,016	93,422,964	92,508,725

(1)	Certain reclassifications have been made to the quarterly data to conform with the annual presentation with no net effect to net income or net income available to common unitholders.

(2)	The sum of quarterly financial data may vary from the annual data due to rounding.
16. Segment Information
     The Operating Partnership has two lines of business, real estate operations and private capital. Real estate operations is comprised of various segments while private capital consists of a single segment, on which the Operating Partnership evaluates its performance:
•	Real Estate Operations. The Operating Partnership operates industrial properties and manages its business by geographic markets. Such industrial properties typically comprise multiple distribution warehouse facilities suitable for single or multiple customers who are engaged in various types of businesses. The geographic markets where the Operating Partnership owns industrial properties are managed separately because it believes each market has its own economic characteristics and requires its own operating, pricing and leasing strategies. Each market is considered to be an individual operating segment. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Operating Partnership evaluates performance based upon property net operating income of the combined properties in each segment, which are listed below. In addition, the Operating Partnership’s development business is included under real estate operations. It primarily consists of the Operating Partnership’s development of real estate properties that are subsequently contributed to a joint venture fund in which the Operating Partnership has an ownership interest and for which the Operating Partnership acts as manager, or that are sold to third parties. The Operating Partnership evaluates performance of the development business by reported operating segment based upon gains generated from the disposition and/or contribution of real estate. The assets of the development business generally include properties under development and land held for development. During the period between the completion of development of a property and the date the property is contributed to an unconsolidated joint venture or sold to a third party, the property and its associated rental income and property operating costs are included in the real estate operations segment because the primary activity associated with the property during that period is leasing. Upon contribution or sale, the resulting gain or loss is included as gains from dispositions of real estate interests or development profits, as appropriate.

•	Private Capital. The Operating Partnership, through its private capital group, AMB Capital Partners, LLC, provides real estate investment, portfolio management and reporting services to co-investment joint ventures and clients. The private capital income earned consists of acquisition and development fees, asset management fees and priority distributions, and promoted interests and incentive distributions from the Operating Partnership’s co-investment joint ventures and AMB Capital Partners’ clients. With respect to the Operating Partnership’s U.S. and Mexico funds and joint ventures, the Operating Partnership typically earns a 90 basis points acquisition fee on the acquisition cost of third party acquisitions, asset management priority distributions of 7.5% of net operating income on stabilized properties, 70 basis points of total projected costs as asset management fees on renovation or development properties, and incentive distributions of 15% of the return over a 9% internal rate of return and 20% of the return over a 12% internal rate of return to investors on a periodic basis or at the end of a fund’s life. In Japan, the Operating Partnership earns a 90 basis points acquisition fee on the acquisition cost of third party acquisitions, asset management priority distributions of 1.5% of 80% of the committed equity during the investment period and then 1.5% of unreturned equity, and incentive distributions of 20% of the return over a 10% internal rate of return and 25% of the return over a 13% internal rate of return to investors at the end of a fund’s life. In Europe, the Operating Partnership earns a 90 basis points acquisition fee on the acquisition cost of third party acquisitions, asset management fees of 75 basis points on the gross asset value of the fund, and incentive distributions of 20% of the return over a 9% internal rate of return and 25% of the return over a 12% internal rate of return to investors on a periodic basis. The accounting policies of the segment are the same as those described in the summary of significant accounting policies under Note 2, Interim Financial Statements. The Operating Partnership evaluates performance based upon private capital income.
     The segment information in the following tables for the three years ended December 31, 2006, 2005 and 2004, have been reclassified to conform to current presentation. See Note 17.
     Summary information for the reportable segments is as follows (dollars in thousands):

	Revenues			Property NOI (2)			Development Gains
Segments(1)	2006	2005	2004	2006	2005	2005	2006	2005	2004
U.S. Markets
Southern California	$111,191	$108,625	$106,306	$87,708	$86,300	$83,288	$6,854	$14,701	$—
No. New Jersey / New York	79,940	85,331	64,662	56,283	61,278	45,022	1,422	15,335	—
San Francisco Bay Area	86,477	86,631	98,885	68,412	69,005	79,486	—	658	2,749
Chicago	55,255	55,085	45,015	38,606	38,105	31,389	5,972	2,622	—
On-Tarmac	55,131	56,912	54,425	31,584	33,198	30,596	—	—	—
South Florida	40,311	35,953	36,833	27,678	24,188	24,136	5,287	11,117	2,398
Seattle	38,968	44,368	41,675	30,668	34,394	32,539	(901)	—	—
Non — U.S. Markets
Europe	34,439	17,886	8,255	27,723	14,462	6,696	—	—	—
Asia.	21,501	8,773	7,009	13,645	6,004	5,289	77,939	—	—
Other Markets	156,387	179,256	201,402	116,481	130,136	149,254	9,816	10,378	3,381

Total markets	679,600	678,820	664,467	498,788	497,070	487,695	106,389	54,811	8,528
Straight-line rents and amortization of lease intangibles	19,134	19,523	16,281	19,134	19,523	16,281	—	—	—
Discontinued operations	(26,113)	(91,455)	(126,956)	(19,867)	(67,547)	(93,008)	—	—	—
Private capital
Private capital income	46,102	43,942	12,895	—	—	—	—	—	—

Total	$718,723	$650,830	$566,687	$498,055	$449,046	$410,968	$106,389	$54,811	$8,528

(1)	The markets included are a subset of the Operating Partnership’s regions defined as East, Southwest and West Central in North America, Europe and Asia.

(2)	Property net operating income (“NOI”) is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. For a reconciliation of NOI to net income, see the table below.
     The Operating Partnership considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the Operating Partnership’s real estate portfolio on a segment basis, and the Operating Partnership uses NOI to make decisions about resource allocations and to assess regional property level performance. However, NOI should not be viewed as an alternative measure of the Operating Partnership’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact the Operating Partnership’s results from operations. Further, the

Operating Partnership’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI.
     The following table is a reconciliation from NOI to reported net income, a financial measure under GAAP (dollars in thousands):

	2006	2005	2004
Property NOI	$498,055	$449,046	$410,968
Private capital income	46,102	43,942	12,895
Depreciation and amortization	(176,468)	(160,276)	(135,412)
Impairment losses	(6,312)	—	—
General and administrative	(104,262)	(71,564)	(57,181)
Other income	(2,620)	(5,038)	(2,554)
Fund costs	(2,091)	(1,482)	(1,741)
Equity in earnings of unconsolidated joint ventures	23,240	10,770	3,781
Interest and other income	9,423	5,593	4,700
Gains from dispositions of real estate	—	19,099	5,219
Development profits, net of taxes	106,389	54,811	8,528
Interest, including amortization	(166,222)	(147,653)	(141,955)
Total minority interests’ share of income	(49,557)	(62,859)	(43,786)
Total discontinued operations	64,005	143,360	75,054
Cumulative effect of change in accounting principle	193	—	—

Net income	$239,875	$277,749	$138,516

     The Operating Partnership’s total assets by reportable segments were (dollars in thousands):

	Total Assets as of

	December 31, 2006	December 31, 2005
U.S. Markets
Southern California	$895,610	$930,917
No. New Jersey / New York	607,727	756,719
San Francisco Bay Area	703,660	789,129
Chicago	446,662	504,581
On-Tarmac	210,798	245,046
South Florida	371,603	372,728
Seattle	380,459	371,029
Non-U.S. Markets
Europe	723,326	312,730
Asia	434,706	525,441
Other Markets	1,430,308	1,452,170

Total markets	6,204,859	6,260,490
Investments in unconsolidated joint ventures	274,381	118,653
Non-segment assets	234,272	423,596

Total assets	$6,713,512	$6,802,739

     17. Subsequent Events
     On February 14, 2007, seven subsidiaries of AMB-SGP, L.P., a Delaware limited partnership, which is a subsidiary of the Operating Partnership, entered into a loan agreement for a $305 million secured financing. The loan is secured by more than sixty buildings owned by such subsidiaries of AMB-SGP, L.P. $160 million of the loan will be securitized and sold on the open market, and the remaining portion will be held in the lenders’ general accounts. AMB-SGP, L.P. remains a guarantor of certain standard recourse carve-outs under the loan agreement.

     On the same day, pursuant to the loan agreement the same seven subsidiaries delivered four promissory notes to the two lenders, each of which matures on March 5, 2012. One note, has a principal of $160 million and an interest rate that is fixed at 5.29%. One is a $40 million note with an interest rate of 81 basis points above the one-month LIBOR rate, a second has a principal of $84 million and a fixed interest rate of 5.90%, and the final note has a principal of $21 million and bears interest at a rate of 135 basis points above the one-month LIBOR rate.
Subsequent to the filing of the Operating Partnership’s annual report on Form 10-K on February 28, 2007, as amended, the Company plans to file a registration statement on Form S-3 with the Securities and Exchange Commission (SEC) on or about November 14, 2007 registering the issuance and resale of 1,130,835 shares of common stock issuable to J.A. Green Development Corp. and JAGI, Inc. In conjunction with the Company’s filing on Form S-3, the Operating Partnership is updating its annual report on Form 10-K. In connection with the filing of the Company’s registration statement and for the sole purpose of providing supplemental information with respect to such registration statement, the Operating Partnership amended its audited consolidated financial statements for the year ended December 31, 2006, due to certain provisions of Statement of Financial Accounting Standards (SFAS) No 144. “Accounting for the Impairment or Disposal of Long–Lived Assets” that require the Operating Partnership to report the results of operations of a property if it has either been disposed of or classified as held for sale in discontinued operations and meets certain other criteria. The effect of the reclassification represents a $9.6 million, $7.8 million and $7.2 million decrease in our previously reported income from continuing operations for the three years ended December 31, 2006, 2005 and 2004, respectively. As a result of the foregoing, Notes 2, 4, 8, 9, 13, 15, 16 and 17 to the consolidated financial statements for the three years ended December 31, 2006, 2005 and 2004 have been updated. There is no effect on our previously reported net income, financial condition or cash flows.
We are also amending our segment information presented in Note 16 to the consolidated financial statements for the three years ended December 31, 2006, 2005 and 2004 to conform to the current presentation presented in Note 10 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2006
(in thousands, except number of buildings)

							Costs
					Initial Cost to Company		Capitalized	Gross Amount Carried at 12/31/06				Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1) (2)	Depreciation (4)	Acquisition	Life (Years)
Atlanta
Airport Plaza	3	GA	IND	$4,275	$1,811	$5,093	$974	$1,811	$6,067	$7,878	$785	2003	5-40
Airport South Business Park	8	GA	IND	16,086	9,200	16,436	14,476	9,200	30,912	40,112	5,341	2001	5-40
Atlanta South Business Park	9	GA	IND	—	8,047	24,180	4,348	8,047	28,528	36,575	7,728	1997	5-40
AMB Garden City Industrial	1	GA	IND	—	441	2,604	147	462	2,730	3,192	213	2004	5-40
South Ridge at Hartsfield	1	GA	IND	3,828	2,096	4,008	1,130	2,096	5,138	7,234	872	2001	5-40
Southfield/KRDC Industrial SG	13	GA	IND	32,177	13,578	35,730	8,591	13,578	44,321	57,899	7,672	1997	5-40
Southside Distribution Center	1	GA	IND	1,064	766	2,480	105	766	2,585	3,351	385	2001	5-40
Sylvan Industrial	1	GA	IND	—	1,946	5,905	724	1,946	6,629	8,575	1,407	1999	5-40
Chicago
Addison Business Center	1	IL	IND	—	1,060	3,228	389	1,060	3,617	4,677	742	2000	5-40
Alsip Industrial	1	IL	IND	—	1,200	3,744	737	1,200	4,481	5,681	1,013	1998	5-40
Belden Avenue SGP	3	IL	IND	9,486	5,393	13,655	1,176	5,487	14,737	20,224	3,345	2001	5-40
Bensenville Ind Park	13	IL	IND	—	20,799	62,438	23,187	20,799	85,625	106,424	25,407	1993	5-40
Bridgeview Industrial	1	IL	IND	—	1,332	3,996	561	1,332	4,557	5,889	1,136	1995	5-40
Chancellory Park	8	IL	IND	35,838	24,491	31,848	1,725	24,491	33,573	58,064	1,106	2002	5-40
Chicago Industrial Portfolio	1	IL	IND	—	762	2,285	749	762	3,034	3,796	787	1992	5-40
Chicago Ridge Freight Terminal	1	IL	IND	—	3,705	3,576	206	3,705	3,782	7,487	567	2001	5.40
AMB District Industrial	1	IL	IND	—	703	1,338	173	703	1,511	2,214	191	2004	5-40
Elk Grove Village SG	10	IL	IND	15,948	7,059	21,739	5,095	7,059	26,834	33,893	5,928	2001	5-40
Executive Drive	1	IL	IND	—	1,399	4,236	1,599	1,399	5,835	7,234	1,727	1997	5-40
AMB Golf Distribution	1	IL	IND	13,922	7,740	16,749	823	7,740	17,572	25,312	1,207	2005	5-40
Hamilton Parkway	1	IL	IND	—	1,554	4,408	563	1,554	4,971	6,525	1,254	1995	5-40
Hintz Building	1	IL	IND	—	420	1,259	402	420	1,661	2,081	428	1998	5-40
Itasca Industrial Portfolio	5	IL	IND	—	3,830	11,537	2,958	3,830	14,495	18,325	4,703	1994	5-40
AMB Kehoe Industrial	1	IL	IND	—	2,000	3,006	—	2,000	3,006	5,006	39	2006	5-40
Melrose Park Distribution Ctr.	1	IL	IND	—	2,936	9,190	2,398	2,936	11,588	14,524	3,892	1995	5-40
NDP — Chicago	3	IL	IND	—	1,496	4,487	1,271	1,496	5,758	7,254	1,744	1998	5-40
AMB Nicholas Logistics Center	1	IL	IND	—	4,681	5,811	1,883	4,681	7,694	12,375	798	2001	5-40
AMB O’Hare	14	IL	IND	8,987	2,924	8,995	3,002	2,924	11,997	14,921	2,511	2001	5-40
O’Hare Industrial Portfolio	12	IL	IND	—	5,497	20,238	1,806	5,497	22,044	27,541	5,963	1996	5-40
Poplar Gateway Truck Terminal	1	IL	IND	—	4,551	3,152	806	4,551	3,958	8,509	371	2002	5-40
AMB Port O’Hare	2	IL	IND	5,739	4,913	5,761	1,300	4,913	7,061	11,974	1,567	2001	5-40
AMB Sivert Distribution	1	IL	IND	—	857	1,377	744	857	2,121	2,978	260	2004	5-40
Stone Distribution Center	1	IL	IND	2,781	2,242	3,266	801	2,242	4,067	6,309	463	2003	5-40
AMB Territorial Industrial	1	IL	IND	—	954	3,451	5	954	3,456	4,410	53	2006	5-40
Thorndale Distribution	1	IL	IND	5,252	4,130	4,216	531	4,130	4,747	8,877	731	2002	5-40
Touhy Cargo Terminal	1	IL	IND	5,056	2,800	110	4,615	2,800	4,725	7,525	450	2002	5-40
West O’Hare CC	2	IL	IND	5,892	8,523	14,848	1,761	8,523	16,609	25,132	1,732	2001	5-40
Windsor Court	1	IL	IND	—	766	2,338	165	766	2,503	3,269	612	1997	5-40
Wood Dale Industrial SG	5	IL	IND	8,227	2,868	9,166	1,482	2,868	10,648	13,516	1,993	2001	5-40
Yohan Industrial	3	IL	IND	4,364	5,904	7,323	1,656	5,904	8,979	14,883	1,349	2003	5-40
Dallas/Ft. Worth
Addison Technology Center	1	TX	IND	—	899	2,696	1,312	899	4,008	4,907	1,228	1998	5-40
Dallas Industrial	12	TX	IND	—	5,938	17,836	5,980	5,938	23,816	29,754	7,856	1994	5-40
Greater Dallas Industrial Port	4	TX	IND	—	4,295	14,285	3,971	4,295	18,256	22,551	5,676	1997	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2006
(in thousands, except number of buildings)

							Costs
					Initial Cost to Company		Capitalized	Gross Amount Carried at 12/31/06				Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
Lincoln Industrial Center	1	TX	IND	—	671	2,052	1,426	671	3,478	4,149	760	1994	5-40
Lonestar Portfolio	6	TX	IND	15,414	6,451	19,360	4,978	6,451	24,338	30,789	4,115	1994	5-40
Northfield Dist. Center	7	TX	IND	21,453	9,313	27,388	3,676	9,313	31,064	40,377	3,519	2002	5-40
Richardson Tech Center SGP	2	TX	IND	4,810	1,522	5,887	2,425	1,522	8,312	9,834	1,116	2001	5-40
Valwood Industrial	2	TX	IND	—	1,983	5,989	2,476	1,983	8,465	10,448	2,745	1994	5-40
West North Carrier Parkway	1	TX	IND	—	1,375	4,165	1,275	1,375	5,440	6,815	1,676	1993	5-40
Los Angeles
Activity Distribution Center	4	CA	IND	—	3,736	11,248	3,293	3,736	14,541	18,277	3,914	1994	5-40
Anaheim Industrial Property	1	CA	IND	—	1,457	4,341	940	1,457	5,281	6,738	1,420	1994	5-40
Artesia Industrial	23	CA	IND	—	21,764	65,270	15,301	21,764	80,571	102,335	21,873	1996	5-40
Bell Ranch Distribution	5	CA	IND	—	6,904	12,915	1,415	6,904	14,330	21,234	2,286	2001	5-40
Cabrillo Distribution Center	1	CA	IND	11,794	7,563	11,177	41	7,563	11,218	18,781	1,134	2002	5-40
Carson Industrial	12	CA	IND	—	4,231	10,418	6,664	4,231	17,082	21,313	3,713	1999	5-40
Carson Town Center	2	CA	IND	—	6,565	3,210	15,604	6,565	18,814	25,379	3,365	2000	5-40
Chartwell Distribution Center	1	CA	IND	—	2,711	8,191	1,111	2,711	9,302	12,013	1,645	2000	5-40
Del Amo Industrial Center	1	CA	IND	—	2,529	7,651	231	2,529	7,882	10,411	1,206	2000	5-40
Eaves Distribution Center	3	CA	IND	14,341	11,893	12,708	3,317	11,893	16,025	27,918	3,239	2001	5-40
Fordyce Distribution Center	1	CA	IND	7,054	5,835	10,985	917	5,835	11,902	17,737	1,346	2001	5-40
Ford Distribution Cntr	7	CA	IND	—	24,557	22,046	5,261	24,557	27,307	51,864	4,750	2001	5-40
Harris Bus Ctr Alliance II	9	CA	IND	31,095	20,772	31,050	4,370	20,863	35,329	56,192	6,706	2000	5-40
Hawthorne LAX Cargo AMBPTNII	1	CA	IND	7,952	2,775	8,377	519	2,775	8,896	11,671	1,436	2000	5-40
LA Co Industrial Port SGP	6	CA	IND	21,596	9,430	29,242	6,600	9,432	35,840	45,272	5,700	2001	5-40
LAX Gateway	1	CA	IND	15,960	—	26,814	425	—	27,239	27,239	3,093	2004	5-40
Los Nietos Business Center SG	4	CA	IND	7,504	2,488	7,751	1,103	2,488	8,854	11,342	1,635	2001	5-40
International Multifoods	1	CA	IND	—	1,613	4,879	1,751	1,613	6,630	8,243	1,910	1993	5-40
NDP — Los Angeles	6	CA	IND	—	5,948	17,844	4,879	5,948	22,723	28,671	5,520	1998	5-40
Normandie Industrial	1	CA	IND	—	2,398	7,491	3,095	2,398	10,586	12,984	2,370	2000	5-40
Northpointe Commerce	2	CA	IND	—	1,773	5,358	788	1,773	6,146	7,919	1,646	1993	5-40
Pioneer-Alburtis	5	CA	IND	7,821	2,422	7,166	1,302	2,422	8,468	10,890	1,645	2001	5-40
Park One at LAX, LLC	0	CA	IND	—	75,000	431	67	75,000	498	75,498	64	2002	5-40
Slauson Dist. Ctr. AMBPTNII	8	CA	IND	24,706	7,806	23,552	6,163	7,806	29,715	37,521	5,307	2000	5-40
Spinnaker Logistics	1	CA	IND	12,934	12,198	17,276	1,737	12,198	19,013	31,211	417	2004	5-40
AMB Starboard Distribution Ctr	1	CA	IND	—	19,683	17,387	2,069	19,683	19,456	39,139	1,160	2005	5-40
Sunset Dist. Center	3	CA	IND	13,725	13,360	2,765	10,022	13,360	12,787	26,147	1,311	2002	5-40
Systematics	1	CA	IND	—	911	2,773	711	911	3,484	4,395	1,161	1993	5-40
Torrance Commerce Center	6	CA	IND	—	2,045	6,136	1,604	2,045	7,740	9,785	2,281	1998	5-40
AMB Triton Distribution Center	1	CA	IND	9,700	6,856	7,135	1,243	6,856	8,378	15,234	351	2005	5-40
Van Nuys Airport Industrial	4	CA	IND	—	9,393	8,641	15,714	9,393	24,355	33,748	5,463	2000	5-40
Walnut Drive	1	CA	IND	—	964	2,918	814	964	3,732	4,696	1,065	1997	5-40
Watson Industrial Center AFdII	1	CA	IND	4,270	1,713	5,321	1,378	1,713	6,699	8,412	1,252	2001	5-40
Wilmington Avenue Warehouse	2	CA	IND	—	3,849	11,605	4,525	3,849	16,130	19,979	4,284	1999	5-40
Miami
Beacon Centre	18	FL	IND	65,798	31,704	96,681	26,393	31,704	123,074	154,778	24,905	2000	5-40
Beacon Centre — Headlands	1	FL	IND	—	2,523	7,669	1,288	2,523	8,957	11,480	1,637	2000	5-40
Beacon Industrial Park	8	FL	IND	—	10,105	31,437	9,388	10,105	40,825	50,930	9,881	1996	5-40
Beacon Lakes	1	FL	IND	7,544	1,689	8,133	878	1,689	9,011	10,700	822	2002	5-40
Blue Lagoon Business Park	2	FL	IND	—	4,945	14,875	2,439	4,945	17,314	22,259	4,486	1996	5-40
Cobia Distribution Center	2	FL	IND	7,800	1,792	5,950	2,292	1,792	8,242	10,034	534	2004	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2006
(in thousands, except number of buildings)

							Costs
					Initial Cost to Company		Capitalized	Gross Amount Carried at 12/31/06				Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
Dolphin Distribution Center	1	FL	IND	2,819	1,581	3,602	1,652	1,581	5,254	6,835	295	2003	5-40
Gratigny Distribution Center	1	FL	IND	3,766	1,551	2,380	1,306	1,551	3,686	5,237	513	2003	5-40
Marlin Distribution Center	1	FL	IND	—	1,076	2,169	931	1,076	3,100	4,176	408	2003	5-40
Miami Airport Business Center	6	FL	IND	—	6,400	19,634	5,068	6,400	24,702	31,102	4,956	1999	5-40
Panther Distribution Center	1	FL	IND	3,865	1,840	3,252	1,391	1,840	4,643	6,483	482	2003	5-40
Sunrise Industrial	3	FL	IND	7,415	4,573	17,088	2,155	4,573	19,243	23,816	3,104	1998	5-40
Tarpon Distribution Center	1	FL	IND	3,008	884	3,914	531	884	4,445	5,329	450	2004	5-40
No. New Jersey/New York City
AMB Meadowlands Park	8	NJ	IND	—	5,449	14,458	4,975	5,449	19,433	24,882	4,253	2000	5-40
Dellamor	8	NJ	IND	13,662	12,061	11,577	2,674	12,061	14,251	26,312	2,084	2002	5-40
Docks Corner SG (Phase II)	1	NJ	IND	34,068	13,672	22,516	20,624	13,672	43,140	56,812	7,672	2001	5-40
Fairfalls Portfolio	28	NJ	IND	32,984	20,381	45,038	6,351	20,381	51,389	71,770	5,121	2004	5-40
Fairmeadows Portfolio	20	NJ	IND	30,058	22,932	35,522	7,935	22,932	43,457	66,389	4,437	2003	5-40
Jamesburg Road Corporate Park	3	NJ	IND	20,605	11,700	35,101	6,141	11,700	41,242	52,942	11,070	1998	5-40
JFK Air Cargo	15	NY	IND	—	16,944	45,694	8,664	16,944	54,358	71,302	11,696	2000	5-40
JFK Airport Park	1	NY	IND	—	2,350	7,251	1,240	2,350	8,491	10,841	1,798	2000	5-40
AMB JFK Airgate Center	4	NY	IND	12,770	5,980	26,393	2,570	5,980	28,963	34,943	2,070	2005	5-40
Linden Industrial	1	NJ	IND	—	900	2,753	1,617	900	4,370	5,270	1,057	1999	5-40
Mahwah Corporate Center	4	NJ	IND	—	7,068	22,086	5,886	7,068	27,972	35,040	5,604	1998	5-40
Mooncreek Distribution Center	1	NJ	IND	—	2,958	7,924	166	2,958	8,090	11,048	662	2004	5-40
Meadowlands ALFII	3	NJ	IND	11,510	5,210	10,272	2,457	5,210	12,729	17,939	2,624	2001	5-40
Meadowlands Cross Dock	1	NJ	IND	—	1,110	3,485	1,102	1,110	4,587	5,697	1,187	2000	5-40
Meadow Lane	1	NJ	IND	—	838	2,594	773	838	3,367	4,205	702	1999	5-40
Moonachie Industrial	2	NJ	IND	5,154	2,731	5,228	711	2,731	5,939	8,670	1,036	2001	5-40
Murray Hill Parkway	2	NJ	IND	—	1,670	2,568	5,605	1,670	8,173	9,843	3,117	1999	5-40
Newark Airport I & II	2	NJ	IND	3,347	1,755	5,400	656	1,755	6,056	7,811	1,385	2000	5-40
Orchard Hill	1	NJ	IND	1,504	1,212	1,411	642	1,212	2,053	3,265	242	2002	5-40
AMB Pointview Dist. Ctr.	1	NJ	IND	12,217	4,693	12,355	539	4,693	12,894	17,587	563	2005	5-40
Porete Avenue Warehouse	1	NJ	IND	—	4,067	12,202	5,081	4,067	17,283	21,350	4,391	1998	5-40
Skyland Crossdock	1	NJ	IND	—	—	7,250	714	—	7,964	7,964	970	2002	5-40
Teterboro Meadowlands 15	1	NJ	IND	9,189	4,961	9,618	6,838	4,961	16,456	21,417	2,953	2001	5-40
AMB Tri-Port Distribution Ctr	1	NJ	IND	—	25,672	19,852	729	25,672	20,581	46,253	1,564	2004	5-40
Two South Middlesex	1	NJ	IND	—	2,247	6,781	2,354	2,247	9,135	11,382	2,627	1995	5-40
On-Tarmac
AMB BWI Cargo Center E	1	MD	IND	—	—	6,367	200	—	6,567	6,567	2,157	2000	5-19
AMB DFW Cargo Center East	3	TX	IND	5,678	—	20,632	1,291	—	21,923	21,923	5,176	2000	5-26
AMB DAY Cargo Center	5	OH	IND	6,265	—	7,163	554	—	7,717	7,717	2,264	2000	5-23
AMB DFW Cargo Center 1	1	TX	IND	—	—	34,199	724	—	34,923	34,923	1,334	2005	5-32
AMB DFW Cargo Center 2	1	TX	IND	—	—	4,286	14,703	—	18,989	18,989	3,721	1999	5-39
AMB IAD Cargo Center 5	1	VA	IND	—	—	38,840	804	—	39,644	39,644	11,723	2002	5-15
AMB JAX Cargo Center	1	FL	IND	—	—	3,029	226	—	3,255	3,255	859	2000	5-22
AMB JFK Cargo Center 75_77	2	NJ	IND	—	—	30,965	6,503	—	37,468	37,468	12,917	2002	5-13
AMB LAS Cargo Center 1_5	4	NV	IND	—	—	19,721	1,560	—	21,281	21,281	3,026	2003	5-33
AMB LAX Cargo Center	3	CA	IND	6,454	—	13,445	782	—	14,227	14,227	3,940	2000	5-22
AMB MCI Cargo Center 1	1	MO	IND	4,215	—	5,793	437	—	6,230	6,230	2,115	2000	5-18
AMB MCI Cargo Center 2	1	MO	IND	8,485	—	8,134	180	—	8,314	8,314	1,836	2000	5-27
AMB PHL Cargo Center C2	1	PA	IND	—	—	9,716	2,438	—	12,154	12,154	4,068	2000	5-27
AMB PDX Cargo Center Airtrans	2	OR	IND	—	—	9,207	2,018	—	11,225	11,225	2,187	1999	5-28
AMB RNO Cargo Center 10_11	2	NV	IND	—	—	6,014	302	—	6,316	6,316	1,129	2003	5-23
AMB SEA Cargo Center North	2	WA	IND	3,771	—	15,594	570	—	16,164	16,164	3,764	2000	5-27
AMB SEA Cargo Center South	1	WA	IND	—	—	3,056	363	—	3,419	3,419	1,519	2000	5-14

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2006
(in thousands, except number of buildings)

							Costs
					Initial Cost to Company		Capitalized	Gross Amount Carried at 12/31/06				Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
San Francisco Bay Area
Acer Distribution Center	1	CA	IND	—	3,146	9,479	3,162	3,146	12,641	15,787	3,941	1998	5-40
Albrae Business Center	1	CA	IND	7,331	6,299	6,227	1,189	6,299	7,416	13,715	1,222	2001	5-40
Alvarado Business Center SG	5	CA	IND	22,560	6,328	26,671	10,620	6,328	37,291	43,619	6,551	2001	5-40
Brennan Distribution	1	CA	IND	3,448	3,683	3,022	2,193	3,683	5,215	8,898	1,599	2001	5-40
Central Bay	2	CA	IND	6,571	3,896	7,400	1,903	3,896	9,303	13,199	2,068	2001	5-40
Component Drive Ind Port	3	CA	IND	—	12,688	6,974	2,028	12,688	9,002	21,690	1,766	2001	5-40
Dado Distribution	1	CA	IND	—	7,221	3,739	2,520	7,221	6,259	13,480	1,217	2001	5-40
Doolittle Distribution Center	1	CA	IND	—	2,644	8,014	1,522	2,644	9,536	12,180	2,030	2000	5-40
Dowe Industrial Center	2	CA	IND	—	2,665	8,034	2,537	2,665	10,571	13,236	3,023	1991	5-40
East Bay Whipple	1	CA	IND	6,497	5,333	8,126	1,697	5,333	9,823	15,156	1,735	2001	5-40
East Bay Doolittle	1	CA	IND	—	7,128	11,023	3,051	7,128	14,074	21,202	2,783	2001	5-40
Edgewater Industrial Center	1	CA	IND	—	4,038	15,113	5,574	4,038	20,687	24,725	4,995	2000	5-40
East Grand Airfreight	2	CA	IND	3,789	5,093	4,190	816	5,093	5,006	10,099	639	2003	5-40
Fairway Drive Ind SGP	4	CA	IND	11,546	4,204	13,949	3,496	4,204	17,445	21,649	3,009	2001	5-40
Junction Industrial Park	4	CA	IND	—	7,875	23,975	4,377	7,875	28,352	36,227	6,651	1999	5-40
Laurelwood Drive	2	CA	IND	—	2,750	8,538	958	2,750	9,496	12,246	2,238	1997	5-40
Lawrence SSF	1	CA	IND	—	2,870	5,521	1,269	2,870	6,790	9,660	1,491	2001	5-40
Marina Business Park	2	CA	IND	—	3,280	4,316	447	3,280	4,763	8,043	608	2002	5-40
Martin/Scott Ind Port	2	CA	IND	—	9,052	5,309	952	9,052	6,261	15,313	979	2001	5-40
MBC Industrial	4	CA	IND	—	5,892	17,716	3,881	5,892	21,597	27,489	6,065	1996	5-40
Milmont Page SGP	3	CA	IND	10,780	3,420	10,600	3,356	3,420	13,956	17,376	2,391	2001	5-40
Moffett Distribution	7	CA	IND	15,856	26,916	11,277	2,875	26,916	14,152	41,068	2,725	2001	5-40
Moffett Park / Bordeaux R&D	4	CA	IND	—	—	—	3,801	—	3,801	3,801	2,557	1996	5-40
Moffett Park R&D Portfolio	10	CA	IND	—	14,805	44,462	12,458	14,805	56,920	71,725	17,744	1996	5-40
Pacific Business Center	2	CA	IND	—	5,417	16,291	4,519	5,417	20,810	26,227	6,174	1993	5-40
Pardee Drive SG	1	CA	IND	1,443	619	1,880	284	619	2,164	2,783	354	2001	5-40
South Bay Brokaw	3	CA	IND	—	4,372	13,154	3,218	4,372	16,372	20,744	4,769	1995	5-40
South Bay Junction	2	CA	IND	—	3,464	10,424	1,099	3,464	11,523	14,987	3,089	1995	5-40
South Bay Lundy	2	CA	IND	—	5,497	16,542	2,787	5,497	19,329	24,826	5,417	1995	5-40
South Bay Osgood	1	CA	IND	—	1,659	4,992	1,537	1,659	6,529	8,188	1,787	1995	5-40
Silicon Valley R&D	5	CA	IND	—	6,700	20,186	11,877	6,700	32,063	38,763	10,434	1997	5-40
Utah Airfreight	1	CA	IND	16,234	18,753	8,381	1,759	18,753	10,140	28,893	1,565	2003	5-40
Wiegman Road	1	CA	IND	—	1,563	4,688	1,670	1,563	6,358	7,921	2,044	1997	5-40
Willow Park Industrial	21	CA	IND	—	25,590	76,771	20,408	25,590	97,179	122,769	26,189	1998	5-40
Williams & Burroughs AMB PrtII	4	CA	IND	7,468	2,262	6,981	3,406	2,262	10,387	12,649	2,949	2001	5-40
Yosemite Drive	1	CA	IND	—	2,350	7,051	1,546	2,350	8,597	10,947	2,115	1997	5-40
Zanker/Charcot Industrial	5	CA	IND	—	5,282	15,887	4,806	5,282	20,693	25,975	5,633	1992	5-40
Seattle
Black River	1	WA	IND	3,197	1,845	3,559	534	1,845	4,093	5,938	778	2001	5-40
Earlington Business Park	1	WA	IND	3,962	2,766	3,234	1,052	2,766	4,286	7,052	753	2002	5-40
East Valley Warehouse	1	WA	IND	—	6,813	20,511	6,656	6,813	27,167	33,980	7,620	1999	5-40
Harvest Business Park	3	WA	IND	—	2,371	7,153	2,161	2,371	9,314	11,685	2,735	1995	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2006
(in thousands, except number of buildings)

							Costs
					Initial Cost to Company		Capitalized	Gross Amount Carried at 12/31/06				Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
Kent Centre Corporate Park	4	WA	IND	—	3,042	9,165	3,060	3,042	12,225	15,267	3,282	1995	5-40
Kingsport Industrial Park	7	WA	IND	—	7,919	23,812	7,195	7,919	31,007	38,926	8,849	1992	5-40
NDP — Seattle	4	WA	IND	11,206	3,992	11,773	1,404	3,992	13,177	17,169	1,783	2002	5-40
Northwest Distribution Center	3	WA	IND	—	3,533	10,751	2,010	3,533	12,761	16,294	3,494	1992	5-40
AMB Portside Distribution Cent	1	WA	IND	—	9,964	14,421	4,707	9,964	19,128	29,092	990	2005	5-40
Puget Sound Airfreight	1	WA	IND	—	1,329	1,830	426	1,329	2,256	3,585	424	2002	5-40
Renton Northwest Corp. Park	6	WA	IND	22,990	25,959	14,792	1,922	25,959	16,714	42,673	2,132	2002	5-40
SEA Logistics Center 2	3	WA	IND	14,031	11,481	24,496	485	11,481	24,981	36,462	2,293	2003	5-40
AMB Sumner Landing	1	WA	IND	—	6,937	17,577	3,056	6,937	20,633	27,570	1,425	2005	5-40
Trans-Pacific Industrial Park	11	WA	IND	48,600	31,675	42,210	9,516	31,675	51,726	83,401	5,459	2003	5-40
Non U.S. Target Markets
AMB Capronilaan	1	The Netherlands	IND	22,260	8,769	14,675	2,403	9,497	16,350	25,847	1,418	2004	5-40
AMB CDG Cargo Center SAS	1	France	IND	20,403	—	38,870	2,353	—	41,223	41,223	2,806	2004	8-38
AMB Schiphol Dist Center	1	The Netherlands	IND	9,655	6,258	9,490	84	6,258	9,574	15,832	701	2004	5-40
Koolhovenlaan 1&2	2	The Netherlands	IND	10,256	4,371	7,412	506	4,551	7,738	12,289	459	2005	4-40
AMB Isle d’Abeau Logistics Park Bldg B	1	Lyon	IND	18,479	3,774	14,367	1,809	4,133	15,817	19,950	893	2005	5-40
Frankfurt Logistic Center	1	Germany	IND	23,316	—	19,875	5,250	—	25,125	25,125	1,620	2003	37-40
Paris Nord Distribution I	1	France	IND	—	2,864	4,723	2,606	3,743	6,450	10,193	693	2002	5-40
Paris Nord Distribution II	1	France	IND	—	1,697	5,127	4,034	2,191	8,667	10,858	1,217	2002	5-40
Bourget Industrial	1	France	IND	33,077	10,058	23,843	2,769	10,864	25,806	36,670	2,004	2003	5-38
Port of Rotterdam	1	The Netherlands	IND	3,689	—	5,660	428	—	6,088	6,088	263	2005	4-40
Port of Hamburg 2, 3, 5	3	Germany	IND	18,987	—	34,218	4,360	—	38,578	38,578	1,564	2005	2-28
AMB LG Roissy Mesnil SAS	1	France	IND	310	124	537	54	124	591	715	3	2006	2-40
AMB LG Roissy Santal SAS	1	France	IND	2,851	1,396	3,227	143	1,396	3,370	4,766	91	2006	2-40
AMB LG Roissy Saturne SAS	1	France	IND	2,957	1,666	3,894	151	1,666	4,045	5,711	79	2006	4-40
AMB LG Roissy Scandy SAS	1	France	IND	3,867	1,870	4,325	157	1,870	4,482	6,352	115	2006	2-40
AMB LG Roissy Scipion SAS	1	France	IND	2,006	844	3,597	141	844	3,738	4,582	81	2006	2-40
AMB LG Roissy Segur SAS	1	France	IND	9,655	4,583	11,444	237	4,583	11,681	16,264	224	2006	5-40
AMB LG Roissy Sepia SAS	1	France	IND	4,052	2,162	4,594	651	2,162	5,245	7,407	97	2006	6-40
AMB LG Roissy Seringa SAS	1	France	IND	2,653	1,126	3,483	250	1,126	3,733	4,859	79	2006	3-40
AMB LG Roissy Signac SAS	1	France	IND	4,785	2,106	5,228	166	2,106	5,394	7,500	117	2006	3-40
AMB LG Roissy Sisley SAS	1	France	IND	6,349	2,883	6,942	425	2,883	7,367	10,250	136	2006	5-40
AMB LG Roissy Soliflore SAS	1	France	IND	2,178	752	3,248	138	752	3,386	4,138	77	2006	2-40
AMB LG Roissy Sonate SAS	1	France	IND	7,477	4,121	9,745	291	4,121	10,036	14,157	241	2006	2-40
AMB LG Roissy Sorbiers SAS	1	France	IND	3,524	1,124	4,853	155	1,124	5,008	6,132	150	2006	2-40
AMB LG Roissy Storland SAS	1	France	IND	1,346	479	2,109	226	479	2,335	2,814	42	2006	2-40
AMB LG Roissy Symphonie SAS	1	France	IND	3,933	1,930	4,463	158	1,930	4,621	6,551	125	2006	2-40
AMB Eemhaven Distribution Center B.V.	1	The Netherlands	IND	—	—	23,588	1,399	—	24,987	24,987	9	2006	5-33
AMB Hordijk Distribution Center B.V.	1	The Netherlands	IND	—	—	12,349	4	—	12,353	12,353	54	2006	5-40
SCI AMB France Givaudan DC	1	France	IND	—	1,037	4,323	—	1,037	4,323	5,360	51	2006	5-40
AMB Port of Hamburg 4, 6-8 BV	4	Germany	IND	39,284	—	51,359	81	—	51,440	51,440	2,116	2006	2-28
AMB Jiuting DC	1	Shanghai	IND	—	—	6,302	—	—	6,302	6,302	501	2005	2-40
Corregidora Distribution Center	1	Mexico	IND	—	798	3,662	9	798	3,671	4,469	50	2006	10-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2006
(in thousands, except number of buildings)

								Costs
					Initial Cost to Company			Capitalized	Gross Amount Carried at 12/31/06				Year of
	No of					Building &		Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements		Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
U.S. Other Target Markets
MET PHASE 1 95, LTD	4	TX	IND	—	10,968	14,554		2,677	10,968	17,231	28,199	1,346	1995	5-40
MET 4/12, LTD	1	TX	IND	—	—	18,390		2,678	—	21,068	21,068	8,067	1997	5-40
TechRidge Bldg 4.3B (Phase IV)	1	TX	IND	8,000	4,020	9,185		114	4,020	9,299	13,319	62	2006	5-40
TechRidge Phase II	1	TX	IND	10,588	7,261	13,484		234	7,261	13,718	20,979	1,976	2001	5-40
TechRidge Phase IIIA Bldg. 4.1	1	TX	IND	9,200	3,143	12,087		13	3,143	12,100	15,243	1,353	2004	5-40
Beltway Distribution	1	MD	IND	—	4,800	15,159		6,298	4,800	21,457	26,257	5,508	1999	5-40
B.W.I.P.	2	MD	IND	—	2,258	5,149		1,219	2,258	6,368	8,626	921	2002	5-40
Columbia Business Center	9	MD	IND	—	3,856	11,736		5,001	3,856	16,737	20,593	4,582	1999	5-40
Corridor Industrial	1	MD	IND	2,260	996	3,019		382	996	3,401	4,397	774	1999	5-40
Crysen Industrial	1	MD	IND	—	1,425	4,275		1,267	1,425	5,542	6,967	1,640	1998	5-40
Dulles Commerce Center	3	MD	IND	—	3,694	12,547		1,341	3,694	13,888	17,582	497	2003	5-40
Gateway Commerce Center	5	MD	IND	—	4,083	12,336		2,568	4,083	14,904	18,987	3,593	1999	5-40
AMB Granite Hill Dist. Center	2	MD	IND	—	4,653	6,407		319	4,653	6,726	11,379	193	2006	5-40
Greenwood Industrial	3	MD	IND	—	4,729	14,188		4,053	4,729	18,241	22,970	4,712	1998	5-40
Meadowridge Industrial	3	MD	IND	—	3,716	11,147		958	3,716	12,105	15,821	2,786	1998	5-40
Oakland Ridge Ind Ctr I	1	MD	IND	1,769	797	2,466		1,160	797	3,626	4,423	1,153	1999	5-40
Oakland Ridge Ind Ctr II	1	MD	IND	2,269	839	2,557		1,411	839	3,968	4,807	1,436	1999	5-40
Oakland Ridge Ind Ctr V	4	MD	IND	—	—	6,740		3,032	—	9,772	9,772	3,455	1999	5-40
Patuxent Range Road	2	MD	IND	—	1,696	5,127		1,265	1,696	6,392	8,088	1,806	1997	5-40
Preston Court	1	MD	IND	—	2,313	7,192		1,073	2,313	8,265	10,578	2,056	1997	5-40
Boston Industrial	17	MA	IND	6,475	16,329	50,856		20,516	16,329	71,372	87,701	21,612	1998	5-40
Cabot Business Park	12	MA	IND	—	15,398	42,288		10,484	15,398	52,772	68,170	14,458	1997	5-40
Cabot BP Land (KYDJ)	1	MA	IND	—	863	6,918		3,035	863	9,953	10,816	3,585	1998	5-40
Cabot Business Park SGP	3	MA	IND	15,525	6,253	18,747		1,872	6,253	20,619	26,872	2,634	2002	5-40
Patriot Dist. Center	1	MA	IND	11,844	4,164	22,603		1,249	4,164	23,852	28,016	1,534	2003	5-40
Somerville Distribution Center	1	MA	IND	—	5,221	13,208		1,714	5,221	14,922	20,143	1,107	2004	5-40
AMB Blue Water	1	MN	IND	—	1,905	6,312		—	1,905	6,312	8,217	63	2006	5-40
Braemar Business Center	2	MN	IND	—	1,566	4,613		1,551	1,566	6,164	7,730	1,878	1998	5-40
Burnsville Business Center	1	MN	IND	—	932	2,796		1,566	932	4,362	5,294	1,617	1998	5-40
Corporate Square Industrial	6	MN	IND	—	4,024	12,113		4,335	4,024	16,448	20,472	5,249	1996	5-40
AMB Industrial Park Bus. Ctr	1	MN	IND	3,212	1,648	4,187		8	1,648	4,195	5,843	309	2004	5-40
Minneapolis Distribution Port	3	MN	IND	—	4,052	13,375		4,611	4,052	17,986	22,038	4,840	1994	5-40
Mendota Heights Gateway Common	1	MN	IND	—	1,367	4,565		2,833	1,367	7,398	8,765	2,987	1997	5-40
Minneapolis Industrial Port IV	4	MN	IND	—	4,938	14,854		3,628	4,938	18,482	23,420	5,517	1994	5-40
AMB Northpoint Indust. Center	3	MN	IND	6,245	2,769	8,087		115	2,769	8,202	10,971	751	2004	5-40
Penn James Warehouse	2	MN	IND	—	1,991	6,013		1,888	1,991	7,901	9,892	2,346	1996	5-40
Round Lake Business Center	1	MN	IND	—	875	2,625		863	875	3,488	4,363	1,076	1998	5-40
AMB Shady Oak Indust. Center	1	MN	IND	1,745	897	1,795		248	897	2,043	2,940	237	2004	5-40
Twin Cities	2	MN	IND	—	4,873	14,638		7,989	4,873	22,627	27,500	7,436	1995	5-40
Chancellor	1	FL	IND	—	1,587	3,759		3,622	1,587	7,381	8,968	1,249	1996	5-40
Chancellor Square	3	FL	IND	13,929	2,009	6,106		5,576	2,009	11,682	13,691	3,558	1998	5-40
Presidents Drive	6	FL	IND	—	5,770	17,655		4,785	5,770	22,440	28,210	6,111	1997	5-40
Sand Lake Service Center	6	FL	IND	—	3,483	10,585		5,152	3,483	15,737	19,220	4,876	1998	5-40
Other U.S. Non-Target Markets
Janitrol	1	OH	IND	—	1,797	4,605	(1)	369	1,797	4,974	6,771	1,442	1997	5-40
Elmwood Distribution	5	LA	IND	—	4,163	12,488		5,391	4,152	17,890	22,042	2,742	1998	5-40

Total	820			$1,302,921	$1,347,480	$3,266,466		$775,651	$1,351,123	$4,038,474	$5,389,597	$789,693

(1)	The Company recognized an impairment loss of approximately $1.0 million during the year ended December 31, 2006 as a result of leasing activities and changes in the economic environment.

		2006	2005	2004
(1)	Reconciliation of total cost to consolidated balance sheet caption as of December 31, 2006:
	Total per Schedule III(5)	$5,389,597	$5,800,788	$5,814,767
	Construction in process	1,186,136	997,506	711,377

	Total investments in properties	$6,575,733	$6,798,294	$6,526,144

(2)	Aggregate cost for federal income tax purposes of investments in real estate	$6,297,448	$6,468,360	$6,263,171

(3)	Reconciliation of total debt to consolidated balance sheet caption as of December 31, 2006:
	Total per Schedule III	$1,302,921	$1,598,919	$1,828,864
	Debt on properties held for divestiture	22,919	—	27,481
	Debt on development properties	63,170	301,623	25,413
	Unamortized premiums	6,344	11,984	10,766

	Total debt	$1,395,354	$1,912,526	$1,892,524

(4)	Reconciliation of accumulated depreciation to consolidated balance sheet caption as of December 31, 2006:
	Total per Schedule III	$789,693	$693,324	$614,084
	Accumulated depreciation on properties under renovation	—	4,064	1,562

	Total accumulated depreciation	$789,693	$697,388	$615,646

(5)	A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2006 is as follows:
	Investments in Properties:
	Balance at beginning of year	$6,798,294	$6,526,144	$5,491,707
	Acquisition of properties	669,771	505,127	687,072
	Improvements, including development properties	442,922	496,623	618,188
	Deconsolidation of AMB Institutional Alliance Fund III, L.P.	(743,323)	—	—
	Asset impairment	(6,312)	—	—
	Divestiture of properties	(478,545)	(770,869)	(185,564)
	Adjustment for properties held for divestiture	(107,074)	41,269	(85,259)

	Balance at end of year	$6,575,733	$6,798,294	$6,526,144

	Accumulated Depreciation:
	Balance at beginning of year	$697,388	$615,646	$485,559
	Depreciation expense, including discontinued operations	127,199	168,869	163,316
	Properties divested	(37,391)	(95,371)	(23,559)
	Adjustment for properties held for divestiture	2,497	8,244	(9,670)

	Balance at end of year	$789,693	$697,388	$615,646